As filed with the U.S. Securities and Exchange Commission on July 20, 2018

Registration No. 333-225713

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENESTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	2879	20-2079805
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(928) 779-4143

(Address, including zip code and telephone number, including area code, of registrant’s principal place of business)

Loretta P. Mayer, Ph.D.

Chair of the Board, Chief Executive Officer and Chief Scientific Officer

SenesTech, Inc.

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(928) 779-4143

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Chris Hall Gina Eiben Perkins Coie LLP 1120 NW Couch Street, 10th Floor Portland, Oregon 97209 (503) 727-2000	Barry I. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(do not check if smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Units consisting of shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), and warrants to purchase shares of Common Stock	$15,000,000	$1,867.50
Non-transferable Rights to purchase Units (2)	—	—
Warrants to purchase Common Stock included as part of the Units (3)	Included with units	—
Common Stock included as part of the Units	Included with units
Common Stock issuable upon exercise of the Warrants, including the Dealer-Manager Warrant	$16,125,000	$2,007.56
Total: (4)	$31,125,000	$3,875.06	(5)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(2)	Non-transferable Rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the securities of the Registrant underlying the Rights.

(3)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the securities of the Registrant underlying the Warrants.

(4)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 20, 2018

PRELIMINARY PROSPECTUS

SenesTech, Inc.

Non-transferable Subscription Rights to Purchase Units
Consisting of an Aggregate of Up to 8,571,428 Shares of Common Stock
and Warrants to Purchase Up to 8,571,428 Shares of Common Stock
at a Subscription Price of $1.75 Per Unit

We are distributing to holders of our common stock and to eligible warrant holders, at no charge, non-transferable subscription rights to purchase Units. Each Unit consists of one share of our common stock, par value $0.001 per share, which we refer to as Common Stock and one warrant. Each warrant will be exercisable for one share of our Common Stock at an exercise price of $1.75 per share, which we refer to as the Warrant. We refer to the offering of Units through the subscription right that is the subject of this prospectus as the Rights Offering. In the Rights Offering, you will receive one subscription right for each share of Common Stock owned or deemed owned as of July 24, 2018, the Record Date for the Rights Offering. Shares that are “deemed owned” refer to the shares issuable upon exercise of outstanding warrants that have a contractual right to participate in the Rights Offering, including warrants issued to investors in November 2017 and June 2018, and warrants issued to the underwriter of our IPO and November 2017 offering. We refer to the Record Date holders of these warrants as the eligible warrant holders. The Common Stock and Warrants comprising the Units will be separate upon the closing of the Rights Offering and will be issued separately, however, they may only be purchased as a Unit, and the Unit will not trade as a separate security. The subscription rights will not be tradeable.

Each subscription right will entitle you to purchase one Unit at a subscription price of $1.75 per Unit. If you fully exercise your basic subscription right, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed to at the expiration of the Rights Offering, subject to the availability and pro rata allocation of Units among participants exercising this over-subscription right and subject to ownership limitations. Unless waived by us in our sole discretion, in no event may any holder purchase Units in the Rights Offering that, when aggregated with all the shares of Common Stock otherwise beneficially owned by such holder and its affiliates, would immediately following the closing of the Rights Offering represent 25% or more of our issued and outstanding shares of Common Stock. No fractional shares or warrants will be issued upon exercise of subscription rights in the Rights Offering.

The Company will accept subscriptions for up to 8,571,428 units for a total purchase price of approximately $15,000,000. We are not requiring a minimum subscription amount to complete the Rights Offering. However, we reserve the right to cancel the Rights Offering for any reason at any time before it expires. If we cancel the Rights Offering, all subscription payments received will be returned as soon as practicable, without interest or penalty.

The subscription rights will expire if they are not exercised by August 8, 2018, unless we extend the subscription period of the Rights Offering in our sole discretion. You should carefully consider whether to exercise your subscription right prior to the expiration of the Rights Offering. All exercises of subscription rights are irrevocable, even if we extend the Rights Offering.

Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

We have engaged Maxim Group LLC to act as the dealer-manager (the “dealer-manager”) for this Rights Offering. We have not entered into any standby purchase agreement or other similar arrangement in connection with this Rights Offering. The Rights Offering is being conducted on a best-efforts basis.

Broadridge Corporate Issuer Solutions, Inc. will serve as the Subscription Agent and the Information Agent for the Rights Offering. The Subscription Agent will hold in escrow the funds we receive from subscribers until we complete or terminate the Rights Offering. If you want to participate in the Rights Offering and you are the owner or deemed owner of your shares, we recommend that you submit your subscription documents to the Subscription Agent before the deadline. If you want to participate in the Rights Offering and you hold your shares through your broker, dealer, bank or other nominee, you should promptly contact your nominee and submit your subscription documents in accordance with the instructions and within the time period specified by the nominee. For additional information, please read “The Rights Offering — The Subscription Rights.”

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SNES.” On July 20, 2018, the last reported sale price for our Common Stock on the Nasdaq Capital Market was $1.59 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933 and are subject to reduced public company reporting requirements. Please read “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our Units involves a high degree of risk. Please read “Risk Factors” beginning on page 17 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total (1)
Subscription price	$1.75	$15,000,000
Dealer-manager fees and expenses (2)	$0.12	$1,050,000
Proceeds to us, after dealer-manager commissions, before other expenses	$1.63	$13,950,000

(1)	Assumes the Rights Offering is fully subscribed.

(2)	In connection with this Rights Offering, we have agreed to pay to the dealer-manager a cash fee equal to 7% of the gross proceeds received by us directly from exercises of the subscription rights. We will reimburse the dealer-manager up to $75,000 for expenses incurred in connection with the Rights Offering. We advanced $25,000 to Maxim Group LLC upon its engagement as dealer-manager. The $25,000 advancement will be used by Maxim Group LLC to cover its expenses or returned to us to the extent not offset by actual costs. Subject to completion of the Rights Offering, we have agreed to grant Maxim Group LLC a warrant to purchase a number of shares of Common Stock equal to 5% of the total number of shares of Common Stock issued upon exercise of the subscription rights in the Rights Offering. The dealer-manager warrant will not be exercisable for six (6) months after the effective date of the registration statement of this Rights Offering and will be exercisable at a price per share equal to 150% of the subscription price of the Common Stock in the Rights Offering. Please read “Plan of Distribution.”

Dealer-Manager

Maxim Group LLC

The date of this prospectus is             , 2018

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of SenesTech, Inc. Please read “Where You Can Find Additional Information” on page 51 for more information. We have not authorized anyone to provide you with any information or to make any representation, other than those contained in this prospectus or any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Units offered hereby, but only in circumstances and in jurisdictions where it is lawful to so do. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Units. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the dealer-manager has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in the Units and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference carefully, including the Sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and unaudited condensed financial statements and the related notes, before deciding to buy the Units. Unless the context requires otherwise, references in this prospectus to “Registrant,” “SenesTech,” “we,” “us” and “our” refer to SenesTech, Inc.

Overview

We have developed and are in the process of commercializing a global, proprietary technology for managing animal pest populations, primarily rat populations, through fertility control.

Although there is a myriad of tools available to fight rat infestations, pest management professionals (PMPs) continue to face challenges in controlling today’s infestations. Not only do these infestations result in incredible infrastructure damage, but rats also pose risks to the health and food security of our communities. PMPs are increasingly being asked for new solutions to help them solve the problem. With growing interest in non-lethal options, we believe it is becoming increasingly important for PMPs to have new tools at their disposal. Our goal is to provide PMPs with a proven solution to not only combat their most difficult infestations, but also offer a non-lethal option to serve customers that are looking to eliminate the lethal methodologies within their integrated pest management programs.

Our first fertility control product, ContraPest®, is a liquid bait containing the active ingredients 4-vinylcyclohexene diepoxide, or VCD, and triptolide. When consumed, ContraPest targets reproduction, reducing fertility in male and female rats beginning with the first breeding cycle following consumption. ContraPest is being marketed for use in controlling rat populations. The EPA granted registration approval for ContraPest effective August 2, 2016. We expect to continue to pursue additional regulatory approvals and amendments to existing registration in the United States for ContraPest, including additional species and additional jurisdictions.

We believe ContraPest is the first non-lethal, fertility control product approved by the EPA for the management of rodent populations. In addition to the EPA registration of ContraPest in the U.S., we must obtain registration from the various state regulatory agencies prior to selling in each state. We have received registration for ContraPest in all 50 states and the District of Columbia.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Integrated Pest Management: Current Challenges

Despite current pest control methodologies, ranging from sanitation and physical approaches to biological and chemical approaches, rat infestations continue to be a significant problem. While deploying these methodologies can lead to an initial decrease in rat populations, rat infestations persist due to continued reproduction. As these infestations persist, so does the damage associated with them. Rodents cause significant damage to public infrastructure by undermining foundations with burrowing, gnawing on electrical wiring and insulation, fireproofing systems and electronic and computer equipment. Rats also pose additional risks to the health and food security of our communities.

While lethal poisons have been at the forefront of pest management programs to curb these infestations and thus the associated damage, they have not provided consistent, sustained results. This is because they are at a disadvantage: rats reproduce at an extremely rapid rate. This rapid rate of reproduction can be seen in the population rebound that typically follows the initial decline in rodent populations that are exposed to lethal poisons. After the initial decline in the infestation, surviving rodents can have plentiful food and harborage creating conditions under which rats can quickly reproduce. A single pair of rats can, under ideal breeding conditions, contribute over 15,000 progenies in 12 months. This means that PMPs typically need to visit a site often to combat not only the initial infestation, but subsequent rebounds.

Additionally, studies have shown that rodents will generally not consume food that they have seen adversely affect other rodents; this is known as bait shyness. When the adverse effects of lethal products are displayed by treated rodents, other rodents in the vicinity typically avoid the areas where these poisons were located. Finally, there is the potential of rats developing a resistance to certain lethal rodenticides, further contributing to a potential failure of existing pest management approaches. This requires property owners and PMPs to continuously apply, on a rotating basis, poisons that vary in active ingredients and formulations to control these populations without favoring resistance to a particular poison.

Fertility Control: The Missing Link in Integrated Pest Management Programs

The most effective, long-term way to manage rodents is by using a combination of tools that work together to magnify the efficacy of the pest management protocol. Integrated pest management is based upon this concept. However, no matter how many traditional tools we use, some rodent infestations are still a problem and rodents continue to contribute billions of dollars a year in damage to stored food and/or infrastructure.

ContraPest is an innovative technology with an approach that targets the reproductive capabilities of both sexes in rat populations, inducing egg loss in female rats and impairing sperm development in males. Our proprietary formulation addresses key biological traits of rats, making it a more targeted solution. Targeting both males and females allows us to drive populations down more quickly and to sustain that population reduction. Using a proprietary bait delivery method, ContraPest is dispensed in a highly palatable liquid formulation that promotes sustained consumption by rat communities, helping keep populations down.

To help combat bait shyness, ContraPest was specifically formulated to be a desirable bait. Rats require 10% of their body weight in water, making ContraPest an attractive bait to add to pest management programs. The high fat content and sweet taste leads to repeat consumption even among sought after food sources. In both field and laboratory settings, ContraPest was chosen by the rats even in the presence of abundant water sources and plentiful food options including animal feed, trash, and other options.

Adding ContraPest to an integrated pest management program allows PMPs to bring the populations down and keep them at a more manageable level by preventing reproduction and therefore limiting population rebounds. Knowing the populations are lower could allow PMPs to be more focused on preventing future invasions and preventative maintenance instead of continually needing to respond to unplanned population spikes.

In addition to helping PMPs suppress infestations, we believe ContraPest can establish a new paradigm in rodent control, allowing for a decreased reliance on lethal options through the offering of a stand-alone, non-lethal option, where requested by the customer. ContraPest delivery system is designed to minimize handler exposure and is dispensed inside tamper resistant bait stations, minimizing the risks to non-target species. Consumption of ContraPest does not cause illness in rats and therefore it does not change behavior, and limits the chances of prey captures and secondary exposure.

Recent Research Regarding the Effectiveness of ContraPest

The majority of our research efforts have been focused on developing our lead product, ContraPest. We have completed studies regarding the effectiveness of our product, which were funded by and in cooperation with the National Institute of Health, or NIH, the United States Department of Agriculture, or USDA, the National Wildlife Research Center, or NWRC, and the New York Metropolitan Transit Authority, or MTA, and other third parties. The following summarizes the results of these studies:

●	A NWRC study involving 50 wild caught female and male Norway rats completed in December 2014 demonstrated a 96% reduction in litter size in rats provided ContraPest along with unlimited food and water in a laboratory setting.

●	A NWRC study involving 32 wild caught female and male Norway rats completed in June 2015 demonstrated a 96% reduction in litter size in rats provided ContraPest along with unlimited food and water in a semi-field setting.

●	A NWRC study involving 50 wild caught female and male black or roof rats completed in September 2016 demonstrated a 93% reduction in litter size in rats provided ContraPest along with unlimited food and water in a laboratory setting.

●	A March 2015 study in Rose Hill, North Carolina resulted in a 46% reduction in rodent activity over 12 weeks after being exposed to ContraPest and rodenticides as compared to the use of rodenticide alone;

●	A NIH-funded study completed in August 2014 in the subway trash rooms of the MTA in New York City observed that there was a 43% reduction in the rodent population in the trash rooms that were baited with ContraPest;

●	Internal laboratory studies involving 32 rats have shown zero pups born to any rat groups provided with ContraPest along with food and water, while rats given the control bait with no active ingredients had on average 11 pups per litter;

●	In December 2015, we completed a research study with the Chicago Transit Authority, or CTA. While the observations and results are subject to a confidentiality agreement, the performance of ContraPest and the new delivery system met expectations; and

●	In August 2016, we conducted a study in neighborhoods in a Massachusetts suburb. This study resulted in the suppression of rodent populations by upwards of 67% in approximately 4 months.

No further studies were required after we received EPA approval of ContraPest, however, we have additional field trials underway in Hawaii and are contemplating further research trials in a variety of applications.

Together, these studies reinforce that ContraPest is a highly attractive, liquid contraceptive bait that with repeated consumption, was effective in reducing rat populations in a variety of settings.

We have also begun exploring diverse applications with a variety of collaborators. We have conducted proof of concept studies with feral dogs on the Navajo Reservation in New Mexico with a grant from the USDA, and we have collected rabies and geographic data on stray dogs in the Tibetan refugee camps of Mainpat, India. We completed a collaboration with Texas A&M University in June 2016 to test the potential of our product candidates to manage feral pigs. Studies have also been conducted for proof of concept in Australia with wallaby, rat, and mouse populations and in New Zealand with rats and brushtail possums. We have also conducted early trials with cats in collaboration with the University of Florida. These diverse studies seek to provide evidence of the potential for ContraPest and the continued development of fertility control technology in general.

Business Strategy

Our goal is to become a leader in fertility control technology designed to limit the adverse effects of rodent infestations including infrastructure damage and risks to our communities’ health and food security. Key elements of our strategy are:

●	Commercialize our lead product, ContraPest, throughout the U.S. and strategically in other parts of the world.

●	Demonstrate to our target markets the long-term benefits of our fertility control solution.

●	Expand and improve our manufacturing processes and supply chain to meet growing demand and improve margins.

●	Leverage our extensive scientific research and core technologies to develop and commercialize a broad suite of products utilizing fertility control.

●	Continue to develop and establish third party relationships with manufacturing, marketing and distribution partners in the U.S. and internationally.

Our Third-Party Relationships and Commercialization Plans

We intend to continue to establish and develop relationships in the U.S. and internationally. We are currently party to the following arrangements:

●	Distributors – In the U.S., ContraPest is currently classified by the EPA as a restricted use product, and as such, must be deployed and serviced by licensed PMPs. These PMPs typically purchase their supplies through distributors. We have signed agreements with distributors Forshaw, Univar and Target Specialty Products, and formed a relationship with Bug Off Exterminators and others. We intend to strategically add additional distributors from time to time.

●	Bioceres – In January 2016, we signed an agency agreement with INMET, the research and development subsidiary of Bioceres, Inc., a leading agricultural biotechnology company in Argentina, to seek regulatory approval for and conduct pre-sales marketing of ContraPest in Argentina. Under the agreement, INMET, which specializes in bacterial fermentation solutions, will act as our exclusive agent to obtain necessary governmental approvals to sell and market ContraPest in agricultural, residential and public transport applications throughout the country of Argentina. The parties intend to create a joint venture entity in Argentina which we will control. Sales in Argentina will occur only after regulatory approval is obtained and the joint venture entity is formed. We have also entered into a services agreement with Bioceres and INMET to provide research and development services to develop an efficient production method for a biosynthetic version of triptolide, one of the two active ingredients in ContraPest that also has pharmaceutical applications. These agreements expire on their terms in January 2019.

We plan to market ContraPest in additional international jurisdictions, including Europe, subject to obtaining necessary regulatory approvals. Our expectation is that we will stage these market launches based on the length of time required to complete each country’s regulatory process, the market potential, identification and agreements with appropriate parties and the safety of our intellectual property. However, we have not yet entered into any binding agreements related to these matters.

Commercialization Plans

We are focused on full commercialization of ContraPest. To date, we have generated minimal revenue from product sales as we continue to educate our target market and demonstrate the long-term benefits of ContraPest. Our target segments for ContraPest include government (e.g., subways, transit systems and public housing agencies); healthcare; agriculture (e.g., farms, storage facilities and protein production facilities (including cattle, sheep, pig and poultry facilities)); food production (e.g., factories, meat packing facilities, dairy production plants and vegetable and fruit preparation facilities); and commercial (e.g., major restaurant chains, retail locations, casinos and hotels). Since EPA approval, we have received calls or emails of interest from the following types of potential customers: zoos, animal research and care facilities, waste and recycling centers, parks, transit agencies, natural resource managers, island conservation groups, botanical gardens, animal sanctuaries, children’s gardens, healthcare providers, property managers, and food production facilities in non-food use areas. In addition, we intend to approach large pest management companies to pursue potential strategic relationships for the distribution and sale of ContraPest.

Recent Developments

On July 12, 2018, the Company received registration for ContraPest in California.

Corporate and Other Information

We were incorporated in Nevada in July 2004 and reincorporated in Delaware in November 2015. Our principal executive offices are located at 3140 N. Caden Court, Suite 1, Flagstaff, Arizona 86004, and our telephone number is (928) 779-4143. Our corporate website address is www.senestech.com. Except for the documents incorporated by reference in this prospectus, the information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Risk Factors

An investment in our Units involves risks, including those described in the section entitled “Risk Factors” beginning on page 17 of this prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to exercise your subscription right to purchase Units.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and therefore we have elected to comply with certain reduced disclosure and regulatory requirements for this prospectus and future filings, including only presenting two years of audited financial statements and related financial information, not having our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and not holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reduced requirements until we are no longer an “emerging growth company.” Under Section 107(b) of the JOBS Act, “emerging growth companies” may take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

THE RIGHTS OFFERING

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right to purchase one Unit at a subscription price of $1.75 per Unit for every share of Common Stock that you owned or were deemed to own as of the Record Date. Each Unit consists of one share of our Common Stock and one Warrant. Shares of Common Stock and Warrants included in the Units sold in the Rights Offering will be issued only in book-entry form. The Common Stock and Warrants comprising the Units will be separate upon the closing of the Rights Offering and will be issued separately, however, they may only be purchased as a Unit, and the Unit will not trade as a separate security.

Warrants	Each Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $1.75 per share, will be exercisable upon issuance and will expire five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis, at any time after the date of issuance. This prospectus also relates to the offering of shares of Common Stock issuable upon exercise of the Warrants. We may redeem the Warrants for $0.01 per Warrant if the volume weighted average price of our common stock is above $4.375 for five consecutive trading days, provided that we may not do so prior to six months after the issuance date. We do not intend to list the Warrants on any national securities exchange or nationally recognized trading system. Please read “Description of Securities — Warrants Included in Units Issuable in the Rights Offering.”

Size of Offering	8,571,428 subscription rights for aggregate gross proceeds of up to $15,000,000.

Subscription Price	$1.75 per Unit. To be effective, any payment for the exercise of a right must clear before the expiration of the Rights Offering.

Participation of Certain Warrant Holders	Certain holders of our warrants to purchase Common Stock have the contractual right to participate in this Rights Offering, including holders of warrants issued to investors in November 2017 and June 2018, and the holder of the warrants issued to the underwriter of our IPO and November 2017 offering. Each such eligible warrant holder will receive one subscription right for each share of Common Stock that such warrant holder’s warrant is exercisable for (or, as referred to elsewhere herein, for each share that such warrant holder is deemed to own). A total of 5,043,250 subscription rights will be issued to these warrant holders. Holders of warrants issued to investors in November 2017 also have rights to a downward adjustment in the exercise price for 3,181,841 of these warrants if the deemed subscription price of each Unit is below the current warrant exercise price. See “Description of Capital Stock — Outstanding Warrants — Common Stock Warrants Issued to Participants in November 2017 Offering.”

Basic Subscription Right	Each subscription right will entitle you to purchase one Unit at a subscription price of $1.75 per Unit, which we refer to as the basic subscription right. Please read “The Rights Offering — The Subscription Rights — Basic Subscription Right.”

Over-Subscription Right

If you fully exercise your basic subscription right (other than those subscription rights to acquire less than one whole Unit, which cannot be exercised) and other stockholders or eligible warrant holders do not fully exercise their basic subscription right, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed at the expiration of the subscription period, subject to availability and ownership limitations.

If the number of unsubscribed Units is not sufficient to satisfy all of the properly exercised over-subscription right requests, the available Units will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription right. Please read “The Rights Offering — The Subscription Rights — Over-Subscription Right.”

Record Date	5:00 p.m. Eastern Time, on July 24, 2018.

Expiration of the Offering Period	5:00 p.m. Eastern Time, on August 8, 2018. We may extend the expiration of the offering period for exercising your subscription right, in our sole discretion.

Use of Proceeds	We intend the net proceeds from the Rights Offering to be used for working capital and general corporate purposes, including our commercialization efforts of ContraPest, development and enhancement of our ContraPest product, capital expenditures and facility expansion related to manufacturing, and new product development for additional species. Please read “Use of Proceeds.”

Non-Transferability of Subscription Rights	The subscription rights issued in the Rights Offering may not be sold, transferred, assigned or given away under any circumstances, and will not be listed on any stock exchange or market.

Transferability of Warrants	The Warrants will be separately transferable following their issuance.

No Board of Directors Recommendation	Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please read “Risk Factors” for a discussion of some of the risks involved in investing in Units in the Rights Offering.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription right, or if the market price of Common Stock falls below the subscription price of $1.75 per Unit, or if the Rights Offering is extended by the board of directors. You should not exercise your subscription right unless you are certain that you wish to purchase Units at a subscription price of $1.75 per Unit.

U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of your subscription right. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and the disposition or exercise of subscription rights and the receipt, ownership and disposition of Common Stock. For further information, please read “Certain United States Federal Income Tax Considerations.”

Amendment, Extension and Termination

We may extend the offering period for additional time in our sole discretion. The board of directors may cancel the Rights Offering at any time before its expiration for any reason.

The board of directors also reserves the right to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments may include a change in the subscription price, although no such change is presently contemplated.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of the subscription period to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Please read “The Rights Offering — Expiration Date, Extension, and Amendments.”

Procedures for Exercising Rights

To exercise your subscription right, you must complete the rights certificate and deliver it to the Subscription Agent, together with full payment for all the subscription rights you elect to exercise under the basic subscription right and over-subscription right, before the expiration of the offering period. Please read “The Rights Offering” for detailed information on the procedure and requirements for exercising your subscription right. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares or eligible warrants that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your nominee to exercise your subscription right on your behalf and deliver all required documents and payment before the expiration of the offering period.

If you cannot deliver your rights certificate to the Subscription Agent before the expiration of the subscription period, you may follow the guaranteed delivery procedures described in “The Rights Offering — Guaranteed Delivery Procedures”.

Limitation on Exercise	Unless waived by us in our sole discretion, no holder may purchase Units in the Rights Offering that, when aggregated with all the shares of Common Stock otherwise beneficially owned by such holder and its affiliates, would immediately following the closing of the Rights Offering represent 25% or more of our issued and outstanding shares of Common Stock.

Minimum Subscription Requirement	There is no minimum subscription requirement. We may consummate the Rights Offering regardless of the amount raised from the exercise of basic and over-subscription rights by the expiration date.

Subscription Agent and Information Agent	Broadridge Corporate Issuer Solutions, Inc.

Dealer-Manager	Maxim Group LLC

Shares Outstanding Before the Rights Offering	As of July 20, 2018, 18,068,235 shares of Common Stock were issued and outstanding and 6,090,035 shares of Common Stock were issuable upon the exercise of our outstanding warrants.

Shares Outstanding After Completion of the Rights Offering	Assuming that all subscription rights offered hereby are exercised, and excluding the exercise of the Warrants offered hereby, we expect 26,639,663 shares of Common Stock will be outstanding immediately after completion of the Rights Offering, and 41,301,126 shares if all of our outstanding warrants, including the Warrants offered hereby, were exercised. See “Description of Capital Stock” below for more information regarding our outstanding warrants.

Delivery of Shares and Warrants	Within five business days after the expiration of the Rights Offering, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Common Stock and Warrants purchased pursuant to the Rights Offering. All shares of Common Stock and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated form, meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of Common Stock or eligible warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Fees and Expenses	We will pay the fees and expenses we incur related to the Rights Offering.

Market for Common Stock	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SNES.” We will not list the subscription rights on any stock exchange or market.

Market for Warrants	There is no established public trading market for our Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Risk Factors	Before you exercise your subscription right and purchase Units in the Rights Offering, you should be aware that there are risks associated with these transactions, including the risks described in the section entitled “Risk Factors” beginning on page 17 of this prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to exercise your subscription right to purchase Units.

Questions	If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the Subscription Agent, Broadridge Corporate Issuer Solutions, Inc. by telephone toll-free at (855) 793-5068.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the securities offered hereby, and our business. Exercising the subscription rights and investing in our securities involves a high degree of risk. Before you decide whether to exercise your subscription right, we urge you to read this entire prospectus, our financial statements and related notes, the section entitled “Risk Factors” contained herein or incorporated by reference herein and the other information incorporated by reference herein as described in “Incorporation of Certain Information by Reference.”

What is the Rights Offering?

We are distributing to holders of our Common Stock and holders of certain outstanding warrants as of the Record Date, July 24, 2018, at no charge, non-transferable subscription rights to purchase Units. We have granted to you, as a stockholder or eligible warrant holder on the Record Date, 5:00 p.m. Eastern Time, on July 24, 2018, one subscription right for each share of Common Stock that you owned or were deemed to own at such time. If you hold your shares of Common Stock or eligible warrants in the name of a broker, dealer, bank or other nominee who uses the services of The Depository Trust Company, or DTC, one subscription right will be issued by DTC to the nominee for each share of Common Stock that you own or are deemed to own at the Record Date. Each subscription right will entitle the holder to a basic subscription right and if the basic subscription right is exercised in full, an over-subscription right.

Why is the Company conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for working capital and general corporate purposes, including our commercialization efforts of ContraPest, development and enhancement of our ContraPest product, capital expenditures and facility expansion related to manufacturing, and new product development for additional species. Please read “Use of Proceeds.”

What is the basic subscription right?

The basic subscription right gives our stockholders and eligible warrant holders the opportunity to purchase one Unit at a subscription price of $1.75 per Unit. Each Unit consists of one share of our Common Stock and one Warrant. Each Warrant will be exercisable for one share of our Common Stock for an exercise price of $1.75 pursuant to the terms of the Warrant. The shares of Common Stock and Warrants will be immediately separable upon closing of the Rights Offering. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights. However, if you exercise fewer than all of your basic subscription right, you will not be entitled to purchase any additional Units pursuant to the over-subscription right. No fractional shares or warrants will be issued upon exercise of subscription rights in the Rights Offering.

What is the over-subscription right?

We do not expect all of our stockholders or all of our eligible warrant holders to exercise all of such holder’s basic subscription right. If you fully exercise your basic subscription right (other than those subscription rights to acquire less than one whole Unit, which cannot be exercised) and other stockholders or eligible warrant holders do not fully exercise their basic subscription right, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed at the expiration of the Rights Offering, subject to availability, at the same subscription price of $1.75 per Unit. To the extent the number of unsubscribed Units is insufficient to satisfy all of the properly exercised over-subscription right requests, the available Units will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription right. The Subscription Agent will return any excess payments without interest or penalty as soon as practicable after the expiration of the Rights Offering.

In order to properly exercise your over-subscription right, you must deliver the subscription payment for exercise of your over-subscription right before the expiration of the Rights Offering. Because we will not know the total number of unsubscribed Units before the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units available, assuming that no stockholder or eligible warrant holder other than you has purchased any Units pursuant to their basic subscription right and over-subscription right. Please read “The Rights Offering — The Subscription Rights — Over-Subscription Right.”

May the subscription rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our Common Stock and certain warrant holders one subscription right for every share of Common Stock owned or deemed owned on the Record Date, we are only seeking to raise $15 million dollars in gross proceeds in this Rights Offering. As a result, based on (1) 18,068,235 shares of Common Stock outstanding as of July 20, 2018 and (2) 5,043,250 shares of Common Stock deemed to be owned by certain warrant holders that have a contractual right to participate in this Rights Offering and deemed to be outstanding as of July 20, 2018, we would grant subscription rights to acquire 23,111,485 Units but will only accept subscriptions for 8,571,428 Units. Accordingly, sufficient Units may not be available to honor your subscription in full. If exercises of basic subscription rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro rata among the record holders exercising the basic subscription rights in proportion to the number of shares of our Common Stock each of those record holders owned or were deemed to own on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the basic subscription right. If this pro rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the basic subscription rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their basic subscription rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Please see “The Rights Offering—The Subscription Rights—Over-Subscription Right” for a description of potential proration as to the over-subscription right and certain stock ownership limitations.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

How was the subscription price determined?

In determining the subscription price for exercising the rights, the board of directors considered a number of factors, including the likely cost of capital from other sources, our business prospects, historical and current trading prices of our Common Stock, the value of the Warrants being issued as components of the Unit, general conditions of the securities markets, and our need for liquidity and capital. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value. After the date of this prospectus, our Common Stock may trade at a price below the subscription price for each Unit. In that event, the board of directors, in its sole discretion, may determine to cancel or otherwise alter the terms of the Rights Offering.

Will fractional shares of Common Stock be issued upon exercise of the subscription rights?

No. We will not issue fractional shares of Common Stock or Warrants. If the number of subscription rights you exercise would otherwise permit you to purchase a fractional share of Common Stock or Warrant, the number of shares of Common Stock and number of Warrants that you may purchase will be rounded down to the nearest whole share or Warrant, as applicable.

Am I required to exercise all of the subscription rights I receive in the Rights Offering?

No. You may exercise any whole number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription right.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription right to anyone. Subscription rights will not be listed for trading on the Nasdaq Capital Market or any other stock exchange or market. Rights certificates may only be completed by the stockholder or eligible warrant holder who receives them.

Will holders of our equity awards to employees, officers and directors receive rights in the Rights Offering?

Holders of our equity awards to employees, officers and directors, including outstanding stock options, will not receive rights in the Rights Offering in connection with such equity awards, but will receive subscription rights in connection with any shares of our Common Stock held as of the Record Date.

How will the Rights Offering affect our outstanding Common Stock and warrants?

As of July 20, 2018, we had 18,068,235 shares of our Common Stock outstanding. Assuming no additional shares of Common Stock are issued by the Company prior to consummation of the Rights Offering and assuming all Units are sold in the Rights Offering, we will have 26,639,663 shares of Common Stock issued and outstanding and warrants to purchase an additional 14,661,463 shares of our Common Stock outstanding. The issuance of shares of our Common Stock and Warrants in the Rights Offering may dilute, and thereby reduce, your proportionate ownership in our shares of Common Stock. In addition, as a result of the Rights Offering, the exercise price for warrants to purchase up to 3,181,841 shares of Common Stock will adjust down, effective as of the Record Date, to $1.47 per share from the prior exercise price of $1.50 per share as a result of price adjustment protection contained within those warrants. See “Description of Capital Stock — Outstanding Warrants — Common Stock Warrants Issued to Participants in November 2017 Offering” below for more information.

How much will the Company receive in net proceeds from the Rights Offering?

We expect the aggregate proceeds, net of dealer-manager fees, from the Rights Offering will be approximately $13.9 million, assuming all subscription rights are exercised. We will also have approximately $225,000 in other fees and expenses. Please see “Use of Proceeds.”

Are there any limitations on the number of my rights that I may exercise?

Yes. Unless waived by us in our sole discretion, in no event may any subscriber purchase Units in the Rights Offering that, when aggregated with all of the shares of Common Stock otherwise beneficially owned (as defined by Rule 13(d) of the Exchange Act) by the subscriber and its affiliates, would immediately following the closing of this Rights Offering represent 25% or more of our issued and outstanding shares. If the amount of subscription rights that you exercise is limited, any amount not used for purchases will be refunded.

How soon must I act to exercise my subscription rights?

If you received a rights certificate, the subscription rights may be exercised at any time before the expiration of the Rights Offering, which is on August 8, 2018, at 5:00 p.m. Eastern Time. Please read “The Rights Offering” for detailed information on the procedure and requirements for exercising your subscription right. If you elect to exercise any rights, the Subscription Agent must actually receive all required documents from you, and your payment must have cleared, before that time. If your required subscription exercise documentation is received by the Subscription Agent after the expiration of the Rights Offering, we may, in our sole discretion, choose to accept your subscription, but will be under no obligation to do so.

If you hold your shares of Common Stock or eligible warrants in name of a broker, dealer, bank, or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide such nominee with your instructions to exercise your subscription right along with the required payment. We reserve the option of extending the expiration of the subscription period in our sole discretion.

How do I exercise my subscription rights?

If you wish to participate in the Rights Offering, you must:

1.

Deliver payment to the Subscription Agent using one of the methods outlined under the section entitled “The Rights Offering — Method of Exercising Subscription Rights” and “— Form of Payment”, which payment must have cleared before 5:00 p.m. Eastern Time, on August 8, 2018; and

2.	Deliver a properly completed rights certificate to the Subscription Agent before the expiration of the offering period, which is August 8, 2018.

Any stockholder or eligible warrant holder who cannot deliver its rights certificate to the Subscription Agent before the expiration time may use the procedures for guaranteed delivery described under the section entitled “The Rights Offering—Guaranteed Delivery Procedures.” In some cases, you may be required to provide additional documentation.

If you hold your shares of Common Stock or eligible warrants through a broker, dealer, bank or other nominee as record holder, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as provided by your nominee related to your subscription right prior to the deadline established by your nominee.

To whom should I send my forms and payment?

If your shares or eligible warrants are held in the name of a broker, dealer, bank or other nominee as record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery (if applicable) and subscription payment to that nominee.

If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery (if applicable) and subscription payment by hand delivery, first class mail or courier service to the Subscription Agent, Broadridge Corporate Issuer Solutions, Inc.:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll-free)	(855) 793-5068 (toll-free)

You are solely responsible for completing delivery of your subscription documents, rights certificate and payment to the Subscription Agent or, if you are not a record holder to your broker, dealer, custodian bank or other nominee. We urge you to allow sufficient time for delivery of your subscription materials to the Subscription Agent or your broker, dealer, custodian bank or other nominee. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription right to the fullest extent possible based on the amount of the payment received.

After I send in my payment and rights certificate, may I cancel or revoke my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription right, or the market price of Common Stock falls below the subscription price of the Units, including during any extension of the subscription period. However, if we amend the Rights Offering to make a material change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription right unless you are certain that you wish to purchase Units at a subscription price of $1.75 per Unit.

What should I do if I want to participate in the Rights Offering but my shares are held in the name of my broker, dealer, bank or other nominee?

If you hold your shares of Common Stock or eligible warrants in the name of a broker, dealer, bank or other nominee as record holder, then your broker, dealer, bank or other nominee is the record holder of the shares you own or are deemed to own and the record holder must exercise the subscription rights on your behalf for the Units that you wish to purchase. If you wish to participate in the Rights Offering and purchase Units, contact your broker, dealer, bank or other nominee promptly. You should complete and return to your nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, dealer, bank or other nominee with the other Rights Offering materials. You should contact your broker, dealer, bank, or other nominee if you believe that you are entitled to participate in the Rights Offering but have not received any Rights Offering materials.

Will holders of our warrants be permitted to participate in the Rights Offering?

Certain holders of our warrants to purchase Common Stock have the contractual right to participate in the Rights Offering, including holders of warrants issued to investors in November 2017 and June 2018, and the holder of warrants issued to the underwriter of our IPO and November 2017 offering. As of July 20, 2018, such eligible holders held warrants to purchase 5,043,250 shares of Common Stock.

What will happen if I do not exercise my subscription rights?

If you do not exercise any subscription rights or choose not to exercise your subscription right in full, the number of shares of Common Stock that you own will not change; however, you will own a smaller proportional interest of Common Stock than if you had timely exercised all or a portion of your subscription right. If other stockholders or eligible warrant holders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our Common Stock owned by these other stockholders or eligible warrant holders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in this Rights Offering or holders of Warrants who have not exercised them. Subscription rights not exercised prior to the expiration of the Rights Offering will expire.

Are there risks in exercising my subscription rights?

Yes. Exercising your subscription right involves the purchase of Units and should be considered as carefully as you would consider any other investment. Stockholders or eligible warrant holders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that anyone purchasing Units at the subscription price will be able to sell the shares of Common Stock or shares issued upon the exercise of the Warrants included in the Unit in the future at the same price or a higher price. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference herein.

How and when will I receive my shares of Common Stock and Warrants purchased in the Rights Offering?

Shares of Common Stock and Warrants included in the Units purchased in the Rights Offering will be issued only in book-entry form (i.e. no physical stock certificates will be issued). If you are the holder of record of Common Stock or an eligible warrant holder (whether you hold share certificates or your shares are maintained in book-entry form by our transfer agent, Transfer Online, Inc.), you will receive a statement of ownership reflecting the shares of Common Stock and Warrants included in the Units purchased in the offering in the DRS as soon as practicable after the expiration of the Rights Offering. If your shares of Common Stock or eligible warrants are registered in the name of a broker, dealer, bank or other nominee, your shares of Common Stock and Warrants included in the Units will be issued to the same account, and you may request a statement of ownership from the nominee following the expiration of the Rights Offering.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in escrow until completion of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable. If you hold your shares of Common Stock or eligible warrants through a broker, dealer, bank or other nominee as record holder, the Subscription Agent will return payments to the record holder of the shares.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders or eligible warrant holders whose addresses are outside the United States or who have an army post office or foreign post office address, because their exercise of rights may be prohibited by the laws of the country in which they live. Instead, the Subscription Agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders and foreign eligible warrant holders must notify the Subscription Agent on or before 5:00 p.m. Eastern Time, on August 3, 2018 and timely follow the procedures described in the section entitled “The Rights Offering — Foreign Stockholders.”

What fees or charges apply to me if I exercise rights?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares of Common Stock and Warrants to you if you exercise your subscription right. However, if you exercise your subscription right through the record holder of your shares or eligible warrants, or if you exercise the Warrants included in the Units, you are responsible for paying any fees your nominee may charge you.

Will I receive interest on any funds I deposit with the Subscription Agent?

No. You will not be entitled to any interest on any funds that are deposited with the Subscription Agent pending completion or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of Units and the Common Stock and Warrants included in the Units. For further information, please read “Certain United States Federal Income Tax Considerations.”

Is the Company requiring a minimum subscription to complete the Rights Offering?

No.

Will the Company’s directors or officers participate in the Rights Offering?

All holders of Common Stock and eligible warrant holders as of the Record Date for the Rights Offering will receive, at no charge, non-transferable subscription rights to purchase Units as described in this prospectus. To the extent that our directors and officers held shares of Common Stock or are eligible warrant holders as of the Record Date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering.

Has the board of directors made a recommendation to our stockholders regarding the Rights Offering?

No. The board of directors does not make any recommendation to stockholders or eligible warrant holders regarding the exercise of rights under the Rights Offering. You should make an independent investment decision about whether or not to exercise your rights based on your own assessment of our business and the Rights Offering.

How many shares of Common Stock will be outstanding after the Rights Offering?

We expect that, as of the Record Date, we will have approximately 18,068,235 shares of Common Stock issued and outstanding and the numbers set forth in this paragraph are based on that expectation. If all of our outstanding warrants as of the Record Date are exercised, we will have approximately 24,158,270 shares of Common Stock issued and outstanding as of the Record Date. If the Rights Offering is fully subscribed, meaning that we issue the maximum possible number of Units upon exercise of rights, we will issue an aggregate of 8,571,428 Units, each Unit consisting of one share of Common Stock and one Warrant in exchange for an exercise price of $1.75 per Unit, or aggregate gross proceeds of $15,000,000.

Can the Company extend, cancel or amend the Rights Offering?

Yes. We reserve the option to extend the Rights Offering and the offering period for exercising your subscription right, in our sole discretion. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than the next business day after the most recently announced expiration of the Rights Offering. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the Rights Offering.

The board of directors may cancel the Rights Offering at any time before the expiration of the Rights Offering for any reason. In the event that the Rights Offering is cancelled, we will issue a press release notifying stockholders and eligible warrant holders of the cancellation and all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable. If you own shares or eligible warrants through a broker, dealer, bank or other nominee as record holder, it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares or eligible warrants.

We may amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering, in our sole discretion. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel their subscriptions, issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes and the new expiration date.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Broadridge Corporate Issuer Solutions, Inc.:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll-free)	(855) 793-5068 (toll-free)

Who is the dealer-manager?

Maxim Group LLC will act as the dealer-manager for the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will use its best efforts to solicit the exercise of subscription rights. We have agreed to pay the dealer-manager certain fees for acting as dealer-manager and to reimburse the dealer-manager for expenses incurred in connection with this Rights Offering. The dealer-manager is not underwriting or placing any of the subscription rights or the Units being issued in the Rights Offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights) or the Units.

RISK FACTORS

Investing in our Units, Common Stock and Warrants involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, as well as any amendment or updates to our risk factors reflected in subsequent filings under the Exchange Act, including but not limited to our most recent Quarterly Report on Form 10-Q, as amended, which are incorporated herein by reference in their entirety, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus. These risks and uncertainties described below or otherwise incorporated herein by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline and investors could lose all or a part of the money paid to buy our Units. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

Risks Relating to the Rights Offering and Common Stock

This Rights Offering and future sales, or the possibility of future sales of a substantial number of shares of our Common Stock or future sales at a lower price could adversely affect the price of the shares and dilute stockholders.

Future sales of a substantial number of shares of our Common Stock, or the perception that such sales will occur, could cause a decline in the market price of our Common Stock. This is particularly true if we sell our stock at a discount. As a result of the Rights Offering, if the deemed subscription price of each Unit is below the current exercise price of the warrants, the exercise price for warrants to purchase up to 3,181,841 shares of Common Stock will adjust down, effective as of the Record Date, to the lower of the net subscription price of each Unit and the lowest weighted average trading price of the common stock during the four trading days immediately following public announcement of the dilutive issuance pursuant to price adjustment protection contained within these warrants. The public announcement of the price of each Unit in this Rights Offering resulted in an initial adjustment of the exercise price of these warrants from $1.50 per share to $1.47 per share effective as of the Record Date, which is the lowest weighted average trading price of our Common Stock during the four trading days immediately following our announcement of the pricing of Units in the Rights Offering. The exercise price of these warrants may further adjust downward in connection with the Rights Offering. Any future issuance of Common Stock or securities convertible or exercisable into our Common Stock could cause a further downward adjustment of the exercise price of these warrants to the deemed issuance price if the issuance price is less than the exercise price of the warrants at the time of the new issuance. See “Description of Capital Stock — Outstanding Warrants — Common Stock Warrants Issued to Participants in November 2017 Offering.”

In addition, in connection with this offering, our directors and executive officers are expected to enter into lock-up agreements. If, after the end of such lock-up agreements, these stockholders sell substantial amounts of Common Stock in the public market, or the market perceives that such sales may occur, the market price of our Common Stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

Also, in the future, we may issue additional shares of our Common Stock or other equity or debt securities convertible into Common Stock in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our common share price to decline.

Your relative ownership interest may experience significant dilution as a result of this Rights Offering or due to other transactions.

Stockholders or eligible warrant holders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in the Company than would otherwise be the case had they fully exercised their subscription rights. Even if you fully exercise your subscription right, your proportionate voting interest may be reduced due to the participation of eligible warrant holders. The shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will further dilute the ownership interest of stockholders not participating in the Rights Offering or holders of Warrants who have not exercised them.

As of July 20, 2018, there were approximately 6,090,035 shares of Common Stock underlying outstanding warrants, 1,719,771 shares of Common Stock underlying outstanding stock options and 209,579 shares of common stock underlying outstanding restricted stock units. The conversion or exercise of all or a portion of these warrants or options, or the Warrants included in the Units sold in this Rights Offering would result in additional dilution to your ownership interest. Additionally, if we do not increase our revenue or reduce our expenses, we may need to raise additional capital, which may result in further dilution to our stockholders.

We may not be able to comply with all applicable listing requirements or standards of the Nasdaq Capital Market and Nasdaq could delist our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards. On January 3, 2018, we received a deficiency letter from the listing qualifications staff of the Nasdaq Stock Market, notifying us that, for the prior 30 consecutive business days, the closing bid price of our Common Stock was not maintained at the minimum required closing bid price of at least $1.00 per share as required for continued listing on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rules, we had an initial compliance period of 180 calendar days, until July 2, 2018, to regain compliance with this requirement. On June 5, 2018, we received notice from the listing qualifications staff of the Nasdaq Stock Market, notifying us that the closing bid price of our Common Stock was greater than $1.00 per share for ten consecutive business days and that we had regained compliance with the minimum bid price requirement.

We cannot provide any assurance that our stock price will continue to satisfy the minimum bid price requirement or that we will be able to satisfy any other continued listing requirement of the Nasdaq Stock Market. In the event that our Common Stock is not eligible for quotation on another market or exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and there would likely be a reduction in our coverage by security analysts and the news media, which could cause the price of our Common Stock to decline further. In addition, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

The market price of Common Stock may decrease before or after the subscription rights expire.

The market price of Common Stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, macroeconomic conditions, industry trends, regulatory approvals, customer demands, and competition. We cannot assure you that the market price of Common Stock will not decline after you elect to exercise your subscription right. If that occurs, you may have committed to buy Units which include shares of Common Stock and Warrants in the Rights Offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription right you will be able to sell your Common Stock or shares issued upon exercise of the Warrants at a price equal to or greater than the subscription price.

The number of shares of Common Stock and Warrants we could issue if the Rights Offering is completed or the adjustments to certain warrants as a result of the Rights Offering may result in an immediate decrease in the trading price of our Common Stock. This decrease may continue after the completion of the Rights Offering. If that occurs, your purchase of Units in the Rights Offering may be at a price greater than the prevailing trading price of Common Stock following the completion of the Rights Offering. Further, if a substantial number of subscription rights are exercised, and the holders of the shares received upon exercise of those subscription rights or upon exercise of the Warrants choose to sell some or all of those shares, the resulting sales could depress the market price of Common Stock.

Our corporate documents and Delaware law and certain warrants contain provisions that could discourage, delay or prevent a change in control of our company.

Provisions in our certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation currently provides for a staggered board of directors, whereby directors serve for three-year terms, with approximately one-third of the directors coming up for reelection each year. Having a staggered board will make it more difficult for a third party to obtain control of our board of directors through a proxy contest, which may be a necessary step in an acquisition of us that is not favored by our board of directors. Additionally, warrants we issued in November 2017 and June 2018, and the Warrants included in Units issuable in the Rights Offering, provide a Black Scholes value based payment in connection with certain transactions that may discourage, delay or prevent a merger or acquisition.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

You must act promptly and follow instructions carefully if you want to exercise your rights.

Eligible participants and, if applicable, brokers, dealers, banks or other nominees acting on their behalf, who desire to purchase Units in the Rights Offering must act promptly to ensure that all required certificates and payments are actually received by the Subscription Agent prior to the expiration of the Rights Offering on August 8, 2018, at 5:00 p.m. Eastern Time. The time period to exercise rights is limited. If you or your broker fail to complete and sign the required rights certificate, send an incorrect payment amount or otherwise fail to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, dealer bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

We may terminate the Rights Offering at any time prior to the expiration of the offer period, and neither we nor the Subscription Agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the Rights Offering or terminate the Rights Offering prior to the expiration of the offer period. If we withdraw or terminate this offering, neither we nor the Subscription Agent will have any obligation with respect to rights that have been exercised except to return as soon as practicable any subscription payments, without interest or penalty, the Subscription Agent received from you.

You will not receive interest on any subscription payments returned to you.

If we cancel the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the subscription rights except to return, without interest or deduction, any subscription payments to you.

We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering in our sole discretion.

The board of directors reserves the right to amend the terms of the Rights Offering in its sole discretion. We may choose to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Any such amendment that is not fundamental enough for us to have to return your subscription payment may nonetheless affect your rights, including any anticipated return on your investment, adversely.

You may not receive all of the Units for which you oversubscribe.

Eligible participants who fully exercise their basic subscription right (other than those subscription rights to acquire less than one whole Unit, which cannot be exercised) will be entitled to subscribe for an additional number of Units by exercising an over-subscription right. Over-subscription rights will generally be allocated pro rata among rights holders who oversubscribe, based on the number of basic subscription Units to which they have subscribed, although the allocation of over-subscription rights among investors who may become 5% holders, who are 5% holders that have not properly filed any required forms with the SEC, or who would own in excess of 25% of the Company’s shares may be reduced. We cannot guarantee that you will receive any or the entire number of Units for which you oversubscribed. If the prorated number of Units allocated to you in connection with your over-subscription right is less than your request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligation to you.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in the offering, including investing in a company that continues to require capital. We will incur substantial expenses in connection with the Rights Offering, and insufficient proceeds from the Rights Offering may result in offering related expenses in excess of proceeds received from the Rights Offering. Please read “Use of Proceeds.”

You may not revoke your subscription exercise, even if we extend the expiration of the Rights Offering, and you could be committed to buying Units above the prevailing market price.

Once you exercise your subscription right, you may not revoke the exercise of such rights. If we decide to extend the expiration of the Rights Offering, you still may not revoke the exercise of your subscription right. The public trading market price of our Common Stock may decline before the subscription rights expire. If you exercise your subscription right and, afterwards, the public trading market price of our Common Stock decreases below the subscription price of each Unit, you will have committed to buying Units, including shares of Common Stock and Warrants, at a price above the prevailing market price. Our Common Stock is traded on the Nasdaq Capital Market under the symbol “SNES.” The last reported sales price of our Common Stock on July 20, 2018 was $1.59 per share. Following the exercise of your rights, you may be unable to sell your shares of Common Stock or Warrants at a price equal to or greater than the subscription price you paid for the Unit, and you may lose all or part of your investment in the Unit or our Common Stock.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this Rights Offering.

Any uncertified check used to pay for Units to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require seven or more business days. If you choose to exercise your subscription right, in whole or in part, and to pay for Units by uncertified check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your subscription right and will not receive the Units you wish to purchase.

Exercising the subscription right limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our Common Stock since the Record Date for the Rights Offering. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, transfer, assign or give away your subscription right. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights to realize any potential value from your subscription right.

There is no public market for the Warrants included in the Units.

There is no established public trading market for our Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

The subscription price for the Units sold in the Rights Offering is not an indication of the value of our Common Stock.

The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Units to be offered in the Rights Offering. We cannot give any assurance that Common Stock will trade at or above the subscription price of each Unit in any given time period. After the date of this prospectus, our Common Stock may trade at prices above or below the subscription price of each Unit.

The market price of our Common Stock may never exceed the exercise price of the Warrants issued in connection with this Rights Offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our Common Stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The Warrants contain features that may reduce your economic benefit from owning them.

The Warrants contain features that allow us to redeem all of the Warrants no earlier than six months after the date of issuance for $0.01 per Warrant once the volume weighted average price of our common stock has equaled or exceeded $4.375 per share, subject to adjustment, for five consecutive trading days. To redeem the Warrants, we must provide not less than 30 days’ prior written notice, which notice could come at a time when it is not advisable or possible for you to exercise the Warrants. As a result, you may be unable to fully benefit from owning the Warrants being redeemed.

Except for certain contractual participation rights, Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our Common Stock.

Until holders of Warrants acquire shares of our Common Stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants, except for certain contractual participation rights.

You may not be able to immediately resell any shares of Common Stock or Warrants that you purchase pursuant to the exercise of subscription rights upon expiration of the subscription period.

If you exercise subscription rights, you may not be able to resell the Common Stock or Warrants included in the Unit purchased by exercising your subscription right until you, or your broker, custodian bank or other nominee, if applicable, have received those shares or Warrants. Moreover, you will have no rights as a stockholder in the shares included in the Units you purchased in the Rights Offering until the shares are issued to you. Although we will endeavor to issue the shares and Warrants as soon as practicable after completion of the Rights Offering and after all necessary calculations have been completed, there may be a delay between the expiration date of the Rights Offering and the time that the shares and Warrants are issued.

Our share price may be volatile, which could subject us to securities class action litigation and prevent you from being able to sell your shares at or above the offering price.

Our Common Stock could be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including:

●	Market acceptance and commercialization of our products;

●	Our being able to timely demonstrate achievement of milestones, including those related to revenue generation, cost control, cost effective source supply, and regulatory approvals;

●	Our ability to remain listed on the Nasdaq Capital Market;

●	Results and timing of our submissions with the regulatory authorities;

●	Failure or discontinuation of any of our development programs;

●	Regulatory developments or enforcements in the United States and non-U.S. countries with respect to our products or our competitors’ products;

●	Failure to achieve pricing acceptable to the market;

●	Actual or anticipated fluctuations in our financial condition and operating results, or our continuing to sustain operating losses;

●	Competition from existing products or new products that may emerge;

●	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations, or capital commitments;

●	Issuance of new or updated research or reports by securities analysts;

●	Announcement or expectation of additional financing efforts, particularly if our cash available for operations significantly decreases or if the financing efforts result in a price adjustment to certain warrants;

●	Fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	Additions or departures of key management or scientific personnel;

●	Disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

●	Entry by us into any material litigation or other proceedings;

●	Sales of our Common Stock by us, our insiders, or our other stockholders;

●	Exercise of outstanding warrants, including the Warrants issued in this Rights Offering;

●	Market conditions for stocks in general; and

●	General economic and market conditions unrelated to our performance.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations may be unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. If the market price of shares of our Common Stock after this offering does not exceed the subscription price of the Unit, you may not realize any return on your investment in us and may lose some or all of your investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities is impacted by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

The tax treatment of the Rights Offering is uncertain and it may be treated as a taxable event to our stockholders.

If the Rights Offering is deemed to be part of a “disproportionate distribution” under Code Section 305, our stockholders and eligible warrant holders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the Rights Offering depending on our current and accumulated earnings and profits and your tax basis in our Common Stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. The disproportionate distribution rules are complicated, however, and their application is uncertain. Please read “Certain United States Federal Income Tax Considerations” for further information on the treatment of the Rights Offering.

The Rights Offering could impair or limit our net operating loss carryforwards.

As of December 31, 2017, we had net operating losses, or NOLs of approximately $44.1 million for U.S. federal income tax purposes. Under the Code, an “ownership change” with respect to a corporation could limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. Because not all stockholders or eligible warrant holders may exercise their basic subscription right in full, the purchase of Units could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our stock. Please read the section entitled “Certain United States Federal Income Tax Considerations” for further information.

You may be required to allocate a portion of your tax basis in our Common Stock to the subscription rights received in the offering.

You will be required to allocate a portion of your tax basis in your Common Stock to the subscription rights we distribute to you in the offering (which will carry over and become part of the tax basis in any of our Common Stock acquired upon exercise of the rights) if you determine the value of the stock rights equals or exceeds 15% of the fair market value of our Common Stock on the date we distribute the rights to you, or if you so elect to allocate a portion of your tax basis to the rights. We are not required to, nor do we intend to, provide you with an appraisal setting forth the estimated fair market value of the rights. Please read “Certain United States Federal Income Tax Considerations” for further information on the treatment of the Rights Offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to allocate the net proceeds that we will receive from this offering as described in this prospectus under the “Use of Proceeds” section of this prospectus. However, our management will have broad discretion in the actual application of the net proceeds, and we may elect to allocate proceeds differently from that described herein if we believe it would be in the best interest of the Company to do so. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure by our management to apply these funds effectively could have a material adverse effect on our business. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our Common Stock being less attractive to investors and adversely affect the market price of our Common Stock or make it more difficult to raise capital as and when we need it.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved, and exemptions from any rules that the Public Company Accounting Oversight Board may adopt requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements. We currently take advantage of some, but not all, of the reduced regulatory and reporting requirements that are available to us under the JOBS Act, and intend to continue to do so as long as we qualify as an “emerging growth company.” For example, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would have otherwise been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate us.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our business, results of operations, financial condition and cash flows, and future prospects may be materially and adversely affected. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years. Please read “Prospectus Summary—Implications of Being an Emerging Growth Company.”

The dealer-manager is not underwriting, nor acting as placement agent of, the subscription rights or the securities underlying the subscription rights.

Maxim Group LLC will act as the dealer-manager for this Rights Offering. As provided in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this offering. The dealer-manager is not underwriting or placing any of the subscription rights or the Units being issued in this offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights) or Units. The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence by the dealer-manager. The Rights Offering may not be successful despite the services of the dealer-manager to us in this offering.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	The commercialization opportunities for our products and product candidates;

●	Our ability to sell our products at commercially reasonable prices and margins;

●	The effectiveness of our solution and our strategy;

●	Our views of the direction of pest control management and products;

●	Our ability to remain listed on the Nasdaq Capital Market;

●	The likelihood and timing of regulatory approvals for our product candidates;

●	Estimates of our expenses, capital requirements and need for additional financing and the ability to fund operations;

●	The initiation, timing, progress and results of future laboratory and field studies and our research and development programs;

●	Our use of proceeds from this offering;

●	Our financial condition and operating performance;

●	Our expectations regarding the subscriptions exercised in this Rights Offering and amounts we might receive from this Rights Offering;

●	Our expectations regarding the subscription period in the Rights Offering; and

●	Developments and projections relating to our competitors and our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The gross proceeds that we receive from the Rights Offering will depend upon the number of rights exercised. If 8,571,428 of the subscription rights offered are exercised, we will receive gross cash proceeds of approximately $15,000,000. We intend the net proceeds from the Rights Offering to be used for working capital and general corporate purposes, including the following estimates:

●	Between $2-3 million on our commercialization efforts of ContraPest, including customer trials and sales incentives;

●	Between $2-3 million on development and enhancement of our ContraPest product, including to meet increased demand and lower cost;

●	$2 million on capital expenditures and facility expansion related to manufacturing; and

●	Up to $9 million on general corporate purposes, including new product development for additional species that we identify as having meaningful market potential.

If we receive substantially less than the maximum proceeds in this Rights Offering, we intend to use such proceeds for working capital and general corporate purposes, prioritizing on our commercialization efforts of ContraPest and the development and enhancement of our ContraPest product. The expected use of the net proceeds from this Rights Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts, timing of regulatory approvals and market acceptance of our products. As a result, our management will have broad discretion in applying the net proceeds from this offering.

DILUTION

If you invest in our Units in this offering, you will experience an immediate dilution of the net tangible book value per share of our Common Stock. Our historical net tangible book value as of March 31, 2018 was approximately $5.6 million, or $0.34 per share of Common Stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the weighted average number of shares of Common Stock outstanding as of March 31, 2018.

After giving effect to the sale of Units in this offering, at an assumed subscription price of $1.75 per Unit (and assuming no exercise of the Warrants), and after deducting the estimated offering expenses and dealer-manager fees and expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have been approximately 19.3 million, or $0.77 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.43 per share to existing stockholders and an immediate dilution in net tangible book value of $0.98 per share to new investors purchasing Units in this offering. The following table illustrates this dilution on a per share basis:

Subscription price	$1.75
Historical net tangible book value per share as of March 31, 2018	0.34
As adjusted increase in net tangible book value per share attributable to Rights Offering	0.43
As adjusted net tangible book value per share as of March 31, 2018, after giving effect to the Rights Offering	0.77
Dilution in net tangible book value per share to participants in the Rights Offering	$0.98

The foregoing tables and calculations as of March 31, 2018 exclude the following potentially dilutive shares of Common Stock:

●	Shares issuable upon the exercise of Warrants to be issued in connection with this Rights Offering;

●	1,719,771 shares of Common Stock issuable upon the exercise of stock options outstanding as of July 20, 2018, at a weighted average exercise price of $1.57 per share;

●	209,579 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of July 20, 2018;

●	6,090,035 shares of Common Stock issuable upon the exercise of outstanding Common Stock warrants as of July 20, 2018, at a weighted average exercise price of $2.68 per share; and

●	1,862,875 shares of Common Stock available for future issuance under our 2018 Plan as of July 20, 2018.

To the extent that any outstanding Common Stock options and Common Stock warrants are exercised or there are additional issuances of Common Stock options, Common Stock warrants or shares of our Common Stock in the future, there will be further dilution to investors participating in this offering.

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “SNES.” Our Common Stock has, from time to time, traded on a limited, sporadic or volatile basis. As of July 20, 2018, our Common Stock was held by approximately 655 stockholders of record. The following tables show the high and low sales prices for our Common Stock for the periods indicated, as reported on the Nasdaq Capital Market.

Period	High	Low
Quarter ending September 30, 2018*	1.74	1.23
Quarter ended June 30, 2018	2.37	0.30
Quarter ended March 31, 2018	0.97	0.50
Quarter ended December 31, 2017	3.87	0.56
Quarter ended September 30, 2017	6.12	1.54
Quarter ended June 30, 2017	8.77	4.85
Quarter ended March 31, 2017	10.69	7.05
Quarter ended December 31, 2016**	8.98	7.44

*         Ending on July 20, 2018.

**       Beginning on December 8, 2016.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

Set forth below is our cash and liquid assets and capitalization as of March 31, 2018:

●	on an actual basis; and
●	on an as adjusted basis, reflecting the issuance of shares of Common Stock and Warrants included in the Units offered by this prospectus, at a subscription price of $1.75 per Units, assuming net proceeds of approximately $13.7 million, after offering expenses and commissions payable by us.

The information below should be read in conjunction with our unaudited condensed consolidated financial statements for the three months ended March 31, 2018 and our audited consolidated financial statements for the year ended December 31, 2017, all of which are incorporated by reference in this prospectus and any additional reports incorporated by reference herein. Our financial statements should also be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as amended, and incorporated by reference in this prospectus. Please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

	As of March 31, 2018 (unaudited) (in thousands, except share and per share data)
	Actual	Pro Forma	As Adjusted (1)
Cash, cash equivalents and investments in short term securities	$4,771	$13,710	$18,481
Debt
Short-term debt	182		$182
Notes payable, related parties	6		6
Long-term debt, net	552		552
Total Debt	740		740

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 16,512,246 shares issued and outstanding at March 31, 2018(2)	17	9	26
Additional paid-in capital	81,792	13,710	95,502
Stock subscribed, but not issued	8		8
Accumulated deficit	(76,262)		(76,262)
Total stockholders’ equity	5,555	13,710	19,265
Total capitalization	$6,295	$13,710	$20,005

(1) The As Adjusted balance sheet amount reflects (i) the number of shares of our common stock included in the Units in this offering at an assumed offering price of $1.75 per Unit, after deducting commissions and estimated offering expenses payable by us.

(2) The shares of Common Stock outstanding as of March 31, 2018 exclude the following potentially dilutive shares of Common Stock:

●	Shares issuable upon the exercise of Warrants to be issued in connection with this Rights Offering;

●	1,719,771 shares of Common Stock issuable upon the exercise of stock options outstanding as of July 20, 2018, at a weighted average exercise price of $1.57 per share;

●	209,579 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of July 20, 2018;

●	6,090,035 shares of Common Stock issuable upon the exercise of outstanding Common Stock warrants as of July 20, 2018, at a weighted-average exercise price of $2.68 per share (see “Description of Capital Stock — Outstanding Warrants”); and

●	1,862,875 shares of Common Stock available for future issuance under our 2018 Plan as of July 20, 2018.

To the extent that any outstanding Common Stock options and Common Stock warrants are exercised or there are additional issuances of Common Stock options, Common Stock warrants or shares of our Common Stock in the future, there will be further dilution to investors participating in this offering.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge, to holders of Common Stock and holders of certain outstanding warrants as of the Record Date, up to 23,111,485 non-transferable subscription rights to purchase in the aggregate up to 8,571,428 Units at a subscription price of $1.75 per Unit, for an aggregate purchase price of $15,000,000. Each eligible holder will receive one subscription right for each share of Common Stock owned or deemed to be owned at 5:00 p.m. Eastern Time, on July 24, 2018, the Record Date for the Rights Offering. Each subscription right will entitle a holder to purchase one Unit at a subscription price of $1.75 per Unit, which we refer to as the “basic subscription right.” Each basic subscription right will entitle each holder to purchase one share of our Common Stock and one Warrant. Each Warrant will be exercisable for one share of our Common Stock at an exercise price of $1.75 per share from the date of issuance through the expiration five years from the date of issuance. Please read “Description of Securities — Warrants Included in Units Issuable in the Rights Offering”.

Participation of Certain Warrant Holders. Certain holders of our warrants to purchase Common Stock have the contractual right to participate in this Rights Offering, including holders of warrants issued to investors in November 2017 and June 2018, and the holder of warrants issued to the underwriter of our IPO and the November 2017 offering. Each such eligible warrant holder will receive one subscription right for each share of Common Stock that such warrant holder’s warrant is exercisable for (or, as referred to elsewhere herein, for each share that such warrant holder is deemed to own). A total of 5,043,250 rights will be issued to these warrant holders.

Basic Subscription Right. Your basic subscription right allows you to purchase one Unit per subscription right, subject to proration as described below, upon delivery of the required documents and payment of the subscription price of $1.75 per Unit, before the expiration of the Rights Offering. For example, if you owned or were deemed to own 100 shares of Common Stock as of the Record Date, you would receive 100 subscription rights and would have the right to purchase 100 Units for $1.75 per Unit with your basic subscription right.

We will not issue fractional shares of Common Stock or Warrants upon the exercise of subscription rights in the Rights Offering. If the number of subscription rights you exercise would otherwise permit you to purchase a fractional share of Common Stock or Warrant, the number of shares of Common Stock and number of Warrants that you may purchase will be rounded down to the nearest whole share or Warrant, as applicable. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights. If you exercise less than your full basic subscription right (other than those subscription rights to acquire less than one Unit, which cannot be exercised), you will not be entitled to purchase Units pursuant to your over-subscription right.

While each subscription right entitles you to purchase one Unit, we are only seeking to raise $15,000,000 dollars in gross proceeds in this Rights Offering. As a result, based on (1) 18,068,235 shares of Common Stock outstanding as of July 20, 2018 and (2) 5,043,250 shares of Common Stock deemed to be owned by certain warrant holders that have a contractual right to participate in this Rights Offering and deemed to be outstanding as of July 20, 2018, we would grant subscription rights to acquire 23,111,485 Units but will only accept subscriptions for 8,571,428 Units. Accordingly, sufficient Units may not be available to honor your subscription in full. If exercises of basic subscription rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro rata among the record holders exercising the basic subscription rights in proportion to the number of shares of our Common Stock each of those record holders owned or were deemed to own on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the basic subscription right. If this pro rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the basic subscription rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their basic subscription rights on the same pro rata basis described above.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Over-Subscription Right. The over-subscription right provides stockholders and eligible warrant holders, who exercise in full their basic subscription right, the opportunity to purchase the Units that are not purchased by other stockholders or eligible warrant holders. If you fully exercise your basic subscription right (other than those subscription rights to acquire less than one whole Unit, which cannot be exercised) and other stockholders or eligible warrant holders do not fully exercise their basic subscription right, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed at the expiration of the Rights Offering, subject to availability. To the extent the number of the unsubscribed Units are not sufficient to satisfy all of the properly exercised over-subscription rights requests, the available Units will be prorated among those who properly exercised over-subscription rights in proportion to their respective basic subscription right. To the extent any stockholders or eligible warrant holders properly exercise their over-subscription right for an aggregate amount of Units that is less than the number of the unsubscribed Units, such stockholders and eligible Warrant holders will be allocated the full number of unsubscribed Units for which each actually paid in connection with the over-subscription right. The remaining Units will be allocated among all other persons exercising the over-subscription right on the same pro rata basis described above.

In order to properly exercise your over-subscription right, you must deliver the subscription payment related to your over-subscription right before the expiration of the Rights Offering. Because we will not know the total number of unsubscribed Units before the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units, assuming that no stockholder or eligible warrant holder other than you has purchased any Units pursuant to their basic subscription right and over-subscription right.

We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your over-subscription right in full, or at all, at the expiration of the Rights Offering. We will not be able to satisfy your exercise of the over-subscription right if all of our stockholders or eligible warrant holders exercise their basic subscription right in full, and we will only honor an over-subscription right to the extent sufficient unsubscribed Units are available following the exercise of the basic subscription right.

To the extent the aggregate subscription price of the maximum number of unsubscribed Units available to you pursuant to the over-subscription right is less than the amount you actually paid in connection with the exercise of the over-subscription right, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Limitation on Exercise. Unless waived by us in our sole discretion, no holder may purchase Units in the Rights Offering that, when aggregated with all the shares of Common Stock otherwise beneficially owned (as defined by Rule 13(d) of the Exchange Act) by such holder and its affiliates, would immediately following the closing of the Rights Offering represent 25% or more of our issued and outstanding shares of Common Stock. If the amount of subscription rights that you exercise is limited, any amount not used for purchases also will be refunded.

Reasons for the Rights Offering

We are conducting the Rights Offering to raise additional capital for general corporate purposes, including for our commercialization efforts. Please read “Use of Proceeds.” We believe that the Rights Offering will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity. In authorizing the Rights Offering, the board of directors carefully evaluated our need for liquidity, financial flexibility and additional capital. The board of directors considered several alternatives before concluding that the Rights Offering was the appropriate alternative in the circumstances for a number of reasons, including that it provides an opportunity to our existing stockholders to limit ownership dilution by buying Units.

Determination of Subscription Price

The subscription price was established at a price of $1.75 per Unit. In determining the subscription price, the board of directors considered a number of factors, including the likely cost of capital from other sources, our business prospects, historical and current trading prices of Common Stock, the value of the Warrants being issued as components of the Unit, general conditions of the securities markets, and our need for liquidity and capital. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value. We cannot assure you that the market price of Common Stock during the offering period will be equal or above the subscription price of the Units. You should obtain a current quote for our Common Stock before deciding whether to exercise your subscription right to purchase Units.

No Short Sales

By exercising the subscription right, you are representing to us that you have not entered into any short sale or similar transaction with respect to our Common Stock since the Record Date for the Rights Offering. In addition, the subscription right provides that, upon exercise of the subscription right, you represent that you have not since the Record Date and agree to not to enter into any short sale or similar transaction with respect to our Common Stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

Method of Exercising Subscription Rights

You may exercise your subscription right as follows:

1.	Subscription by Registered Holders or Eligible Warrant Holders. You may exercise your subscription right by properly completing and executing the rights certificate together with any required signature guarantees, a notice of guaranteed delivery (if applicable) and an IRS Form W-9 and forwarding them, together with your full subscription payment for a whole number of Units, to the Subscription Agent at the address set forth below under “Subscription Agent,” before the expiration of the Rights Offering.

2.	Subscription by DTC Participants. We expect that the exercise of your subscription right may be made through the facilities of DTC. If your subscription right is held of record through DTC, you may exercise your subscription right by instructing DTC, or having your broker instruct DTC, to transfer your subscription right from your account to the account of the Subscription Agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of Units you are subscribing for under your basic subscription right and your over-subscription right, if any, and your full subscription payment.

3.	Subscription by Beneficial Owners. If you are a beneficial owner of shares of Common Stock or eligible warrants that are registered in the name of a broker, dealer, bank or other nominee, or if you hold Common Stock or eligible warrants certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, dealer, bank or other nominee to exercise your subscription right and deliver all documents and payment on your behalf before the expiration of the Rights Offering. Your subscription right will not be considered exercised unless the Subscription Agent receives from you or such other party all of the required documents and your full subscription payment (in good, cleared funds) by that date. Your nominee may establish a deadline that may be before the 5:00 p.m. Eastern Time, on August 8, 2018 expiration date that we have established for the Rights Offering. If you are not contacted by your nominee, you should promptly contact your broker, dealer, bank or other nominee if you wish to subscribe for Units in the Rights Offering.

Form of Payment

As described in the instructions accompanying the rights certificate, all payments submitted to the Subscription Agent must be made in full United States currency by personal, cashier’s or certified check payable to the Subscription Agent, drawn upon a United States bank; U.S. postal or express money order; or wire transfer of immediately available funds. If you elect to exercise your subscription right, we urge you to consider using a certified or cashier’s check, U.S. money order, or wire transfer of funds to ensure that the Subscription Agent receives your funds before the expiration of the Rights Offering. If payment is issued by check, payment will be deemed to have been received by the Subscription Agent only upon the Subscription Agent’s receipt and clearance of such check. Funds paid by uncertified personal check may take at least seven business days to clear. If you wish to pay by means of uncertified personal check, we urge you to make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the Subscription Agent receives cleared funds before the expiration of the Rights Offering. Payment received after the expiration of the Rights Offering may not be honored, and the Subscription Agent will return your payment to you, without interest or penalty, as soon as practicable.

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the Subscription Agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure timely delivery to the Subscription Agent. Do not send or deliver these materials to the Company.

There is no sales fee or commission payable by you in connection with the issuance of subscription rights or the issuance of shares of Common Stock and Warrants underlying the Units if you exercise your subscription right (other than the subscription price). We will pay all fees charged by the Subscription Agent. However, if you exercise your subscription right through a custodian bank, broker, dealer or other nominee, or if you exercise the Warrants included in the Units, you are responsible for paying any other commissions, fees, taxes or other expenses your nominee may charge you in connection with the exercise of the subscription right or Warrant.

Where to Submit Subscriptions

The address to which subscription documents, rights certificates, notices of guaranteed delivery (if applicable) and subscription payments other than wire transfers should be mailed or delivered is:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll-free)	(855) 793-5068 (toll-free)

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus, we may not honor the exercise of your subscription right.

You should direct any questions or requests for assistance to the Subscription Agent, Broadridge Corporate Issuer Solutions, Inc. by telephone at (855) 793-5068.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the Subscription Agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. If we do not apply your full subscription payment to your purchase of Units, any excess subscription payment received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Delivery of Subscriptions

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. Do not send your rights certificates or payments to the Company. Except as described below under “Guaranteed Delivery Procedures,” we will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate and the full subscription amount, payment of which has cleared. The risk of delivery of all documents and payments is borne by you or your nominee, not by the Subscription Agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of the subscription right. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the Rights Offering.

Notice to Nominees

If you are a broker, dealer, bank or other nominee that holds shares of Common Stock or eligible warrants for the account of others on the Record Date, you should notify the beneficial owners of the shares or warrants for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their subscription right. You should obtain instructions from the beneficial owner as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the Subscription Agent with the proper subscription payment. If you hold shares of Common Stock or eligible warrants for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of Common Stock or eligible warrants on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of Common Stock or eligible warrants that are held of record in the name of a broker, dealer, bank or other nominee, we will ask your broker, dealer, bank or other nominee to notify you of the Rights Offering. Instead of receiving a rights certificate, you will receive your subscription right through your broker, dealer, bank or other nominee. If you wish to exercise your subscription right, you will need to have your broker, dealer, bank or other nominee act for you. To exercise your subscription right, you should complete and return to your broker, dealer, bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive such form from your broker, dealer, bank or other nominee with the other Rights Offering materials. You should contact your broker, bank or other nominee if you do not receive this form and other Rights Offering material but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the form from your broker, dealer, bank or other nominee or if you receive it without sufficient time to respond by the deadline established by your nominee, which deadline may be prior to 5:00 p.m. Eastern Time, on August 8, 2018.

If you hold certificates of Common Stock or eligible warrants directly and received a rights certificate but would prefer to have your broker, dealer, bank or other nominee act for you, you should contact your nominee and request such nominee to effect the transactions for you.

Guaranteed Delivery Procedures

If you wish to exercise your subscription right but you do not have sufficient time to deliver the rights certificate evidencing your subscription right to the Subscription Agent before the expiration of the Rights Offering, 5:00 p.m. Eastern Time, on August 8, 2018, you may exercise your subscription right by the following guaranteed delivery procedures:

●	deliver to the Subscription Agent before the expiration of the Rights Offering the subscription payment for each Unit you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “Method of Exercising Subscription Rights;”

●	deliver to the Subscription Agent before the expiration of the Rights Offering the form entitled “Notice of Guaranteed Delivery;” and

●	deliver the properly completed rights certificate evidencing your subscription right being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the Subscription Agent within three business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of The SenesTech, Inc. Subscription Right Certificate,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution acceptable to the Subscription Agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

●	your name

●	the number of subscription rights represented by your rights certificate, the number of Units for which you are subscribing under your basic subscription right, and the number of Units for which you are subscribing under your over-subscription right, if any; and

●	your guarantee that you will deliver to the Subscription Agent a rights certificate evidencing the subscription right you are exercising within three business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as your rights certificate at the address set forth above under “Subscription Agent.” The Subscription Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should contact the Subscription Agent, Broadridge Corporate Issuer Solutions, Inc., by telephone at (855) 793-5068 to request additional copies of the form of Notice of Guaranteed Delivery.

Recombination

The Common Stock and Warrants comprising the Units will separate upon the exercise of the Subscription Rights, and the Units will not trade as a separate security. Holders may not recombine shares of Common Stock and Warrants to receive a Unit.

Non-Transferability of Subscription Rights

The subscription rights are non-transferable (other than by operation of law), and as a result, you may not sell, transfer, assign or give away your subscription right to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

No Fractional Shares

We will not issue fractional shares of Common Stock or Warrants upon the exercise of the subscription rights in the Rights Offering. If the number of subscription rights you exercise would otherwise permit you to purchase a fractional share of Common Stock or Warrant, the number of shares of Common Stock and number of Warrants that you may purchase will be rounded down to the nearest whole share or Warrant, as applicable. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription right, including time of receipt and eligibility to participate in the Rights Offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription right and even if the Rights Offering is extended by the board of directors, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent will be under any duty to notify you or your representative of any defect in your subscription. A subscription will be considered accepted, subject to our right to terminate the Rights Offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the Subscription Agent. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Escrow Arrangements; Return of Funds

The Subscription Agent will hold funds received in payment for Units in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money in escrow until the Rights Offering is completed or is withdrawn and canceled. If the Rights Offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable. In addition, all subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable, if subscribers decide to cancel their subscription right in the event that there is a fundamental change to the Rights Offering.

Expiration Date, Extension and Amendments

The subscription period, during which you may exercise your subscription right, expires at 5:00 p.m. Eastern Time, on August 8, 2018, which is the expiration of the Rights Offering. If you do not exercise your subscription right before that time, your subscription right will expire and will no longer be exercisable. We will not be required to issue shares of Common Stock and Warrants to you if the Subscription Agent receives your rights certificate or your subscription payment (in good, cleared funds) after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described herein.

In our sole discretion, we may extend the expiration of the Rights Offering by giving written notice to the Subscription Agent before the expiration of the Rights Offering. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than the next business day after the most recently announced expiration of the Rights Offering. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the Rights Offering.

The board of directors also reserves the right to amend the terms of the Rights Offering. We may choose to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the expiration date of the Rights Offering.

Conditions and Termination

There is no minimum subscription requirement to complete the Rights Offering. We may consummate the Rights Offering regardless of the amount raised. We reserve the right to terminate the Rights Offering before its expiration for any reason. In particular, we may terminate the Rights Offering, in whole or in part, if at any time before completion of the Rights Offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the Rights Offering that in the sole judgment of the board of directors would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering. We may waive any of these conditions and choose to proceed with the Rights Offering even if one or more of these events occur. If we terminate the Rights Offering in whole or in part, we will issue a press release notifying the stockholders and eligible warrant holders of such event, all affected subscription rights will expire without value, and all excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following such termination.

No Revocation or Change

Your exercise of your subscription right is irrevocable and may not be cancelled or modified, even if you later learn information that you consider to be unfavorable to the exercise of your subscription right, if the market price of the Common Stock falls below the subscription price of $1.75 per Unit, or if the Rights Offering is extended by the board of directors. However, if we amend the Rights Offering to make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

Dilutive Effects of the Rights Offerings

If you do not exercise any subscription rights, the number of shares of Common Stock that you own will not change but you will own a smaller proportional interest in our Company than would otherwise be the case had you fully exercised your subscription right. Even if you fully exercise your subscription right, your proportionate voting interest may be reduced due to the participation of eligible warrant holders. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in the Rights Offering or holders of Warrants who have not exercised them.

Stockholder Rights

You will have no rights as a holder of the shares of Common Stock included in the Units you purchase in the Rights Offering, if any, until such shares are issued to you through the DRS or, if you hold shares through a broker, dealer, bank or other nominee, your broker or bank has received the shares. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the Subscription Agent.

Issuance of Shares and Warrants Acquired in the Rights Offering; Trading Market

Shares of Common Stock and Warrants purchased in the Rights Offering will be issued only in book-entry form, and no physical stock certificates will be issued for such shares or Warrants. If you are the holder of record of Common Stock (whether you hold share certificates or your shares are maintained in book-entry form by our transfer agent, Transfer Online, Inc.), you will receive a statement of ownership reflecting the shares of Common Stock and Warrants purchased in the offering in the DRS, as soon as practicable after the expiration of the Rights Offering. If you hold your shares of Common Stock or eligible warrants through a broker, dealer, bank or other nominee, you may request a statement of ownership from the holder of your shares following the expiration of the Rights Offering. We will not issue fractional shares or Warrants upon exercise of the subscription rights. If the number of subscription rights you exercise would otherwise permit you to purchase a fractional share of Common Stock or Warrant, the number of shares of Common Stock and number of Warrants that you may purchase will be rounded down to the nearest whole share or Warrant, as applicable. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable. The subscription rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market.

Warrant Agent

The warrant agent for the Warrants is Transfer Online, Inc.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders or eligible warrant holders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold rights certificates for the account of such stockholders or eligible warrant holders. To exercise their subscription right, our foreign stockholders or eligible warrant holders must notify the Subscription Agent before 5:00 p.m. Eastern Time, at least three business days before the expiration of the Rights Offering and demonstrate to the satisfaction of the Subscription Agent that the exercise of such subscription right does not violate the laws of the jurisdiction of such stockholder or eligible warrant holder. The deadlines for delivery of subscription materials and payment described above also apply.

Regulatory Limitation

We will not be required to issue to you shares of Common Stock and Warrants pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares or Warrants and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.

Fees and Expenses

We will pay all fees due to the Subscription Agent, as well as any other expenses we incur in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred by you in connection with the exercise of your subscription right and in connection with the exercise of the Warrants issued pursuant to the Rights Offering.

No Board of Directors Recommendation to Rights Holders

The board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please read “Risk Factors” for a discussion of some of the risks involved in investing in Units in the Rights Offering.

U.S. Federal Income Tax Treatment of Rights Offering

For U.S. federal income tax purposes, we do not believe holders of shares of Common Stock should recognize income or loss upon receipt or exercise of a subscription right. Please read “Certain United States Federal Income Tax Considerations.”

Distribution Arrangements

Maxim Group LLC is the dealer-manager for the Rights Offering. The dealer-manager will provide marketing assistance and advice to us in connection with the Rights Offering and will use its best efforts to solicit the exercise of subscription rights and participation in the over-subscription right. The dealer-manager is not underwriting or placing any of the subscription rights or the Units to be issued in the Rights Offering and does not make any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights) or Units. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain expenses incurred in connection with this offering. Please read “Plan of Distribution.”

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from subscription right holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares of Common Stock and Warrants you may elect to purchase by exercise of your subscription right in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription right, you will not be eligible to participate in the Rights Offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the Rights Offering.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations, as of the date of this prospectus, to U.S. holders (as defined below) of our Common Stock of the receipt, sale and exercise (or expiration) of the subscription right acquired through the Rights Offering and the receipt, ownership and sale of the Common Stock and Warrants received upon exercise of the basic subscription right or, if applicable, the over-subscription right, and the ownership or disposition of the shares of Common Stock received upon exercise of the Warrants.

This summary does not provide a complete analysis of all potential tax considerations. It applies to you only if you are a U.S. holder, acquire your subscription right by distribution from the Company in the Rights Offering and hold the Common Stock and Warrants issued to you upon exercise of the subscription right or, if applicable, the over-subscription right, as capital assets within the meaning of section 1221 of the Code. This section does not apply to you if you are not a U.S. holder or if you are a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, persons liable for alternative minimum tax, holders who hold such stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar, or holders who received our Common Stock on which the subscription rights are distributed in satisfaction of our indebtedness or as compensation. Additionally, this discussion does not address U.S. holders who beneficially own our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d) (4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

This section is based upon the Code, the Treasury Regulations promulgated thereunder, legislative history, judicial authority and published rulings, any of which may subsequently be changed, possibly retroactively, or subject to different interpretations. Changes in these authorities may cause the U.S. federal income tax consequences to vary substantially from the consequences discussed below. The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position was litigated. We have not sought, and will not seek, a ruling from the IRS regarding the Rights Offering. This summary does not deal with any U.S. federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or alternative minimum tax consequences, nor does it address any tax considerations to persons other than U.S. holders.

You are a U.S. holder if you are a beneficial owner of subscription rights or Common Stock and you are:

●	An individual who is a U.S. citizen or U.S. resident alien,

●	A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United Sates, any state thereof or the District of Columbia,

●	An estate whose income is subject to U.S. federal income tax regardless of its source, or

●	A trust that either is subject to the supervision of a U.S. court and has one or more U.S. persons authorized to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) receives a distribution of subscription rights or holds Common Stock and Warrants received upon exercise of the subscription rights or, if applicable, the over-subscription right, or shares of our Common Stock acquired upon exercise of the Warrants, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving, selling or exercising the subscription rights and acquiring, holding or disposing of our Common Stock.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE (OR EXPIRATION) OF SUBSCRIPTION RIGHTS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK AND WARRANTS.

Receipt, Exercise and Expiration of the Subscription Right; Tax Basis and Holding Period of Common Stock and Warrants Received upon Exercise of the Subscription Right

Receipt of the Distribution of Subscription Rights

The U.S. federal income tax consequences of the Rights Offering will depend on whether the Rights Offering is considered part of a “disproportionate distribution” within the meaning of Section 305 of the Code. Your receipt of the distribution of subscription rights in the Rights Offering should be treated as a nontaxable distribution with respect to your existing Common Stock for U.S. federal income tax purposes provided that the Rights Offering is not part of a disproportionate distribution. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, from a corporation that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in the corporation’s assets or earnings and profits. For purposes of the above, “stockholder” generally includes holders of rights to acquire stock (such as warrants and options) and holders of convertible securities. The distribution of rights should not result in the receipt by any stockholders of cash or property from the Company. Accordingly, we believe and intend to take the position, and the following discussion assumes (unless explicitly stated otherwise), that the subscription rights issued in the Rights Offering are not part of a disproportionate distribution and, thus, we will not treat the distribution of the subscription rights to you as a dividend of our earnings and profits that is taxable to you for U.S. federal income tax purposes. However, the disproportionate distribution tax rules are complex, the determination is highly dependent on the existence or non-existence of certain facts and the interpretation of such facts or absence thereof, and, as a result, their application is uncertain. Further, the determination of whether the distribution of the subscription rights for our Common Stock results in the receipt of a dividend depends, in part, on the presence of certain facts and the determination of whether such facts exist cannot be made until the close of our taxable year. Finally, it is possible that the IRS, which is not bound by our determination, could challenge our position. For a discussion of the U.S. federal income tax consequences to you if the Rights Offering were to be considered part of a disproportionate distribution, please read “Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution” below.

EACH HOLDER OF SUBSCRIPTION RIGHTS SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION, EXERCISE (OR EXPIRATION), OR DISPOSITION OF SUBSCRIPTION RIGHTS, INCLUDING WHETHER THE RIGHTS OFFERING WERE TAXABLE AS A “DISPROPORTIONATE DISTRIBUTION” WITHIN THE MEANING OF CODE SECTION 305.

Tax Basis in the Subscription Right

If the fair market value of the subscription right distributed to you is less than 15% of the fair market value of your Common Stock on the date you receive your subscription right, your subscription right will be allocated a zero tax basis for U.S. federal income tax purposes, unless you elect to allocate tax basis between your existing Common Stock and your subscription right in proportion to their relative fair market values determined on the date you receive your subscription right. If you choose to allocate tax basis between your existing Common Stock and your subscription right, you must make this election on a statement included with your tax return for the taxable year in which you receive your subscription right. Such an election is irrevocable.

If the fair market value of the subscription right distributed to you is 15% or more of the fair market value of your existing Common Stock on the date you receive your subscription right, you must allocate your tax basis in your existing Common Stock between your existing Common Stock and your subscription right in proportion to their relative fair market values determined on the date you receive your subscription right.

The fair market value of the subscription right on the date the subscription right will be distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of that fair market value. In determining the fair market value of the subscription right, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription right and the trading price of our Common Stock on the date that the subscription rights are distributed, and the length of the period during which the subscription right may be exercised.

Exercise and Expiration of the Subscription Rights

You should not recognize any gain or loss upon the exercise of subscription rights distributed to you in the Rights Offering, and the tax basis, if any, in the subscription rights plus the subscription price for the Common Stock and Warrants should be allocated between the shares of our Common Stock and Warrants acquired through exercise of the subscription rights. This allocation will establish your initial tax basis for U.S. federal income tax purposes in the newly acquired Common Stock and Warrants received upon exercise. The holding period for the shares of Common Stock and Warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

If you allow subscription rights received in the Rights Offering to expire, you generally should not recognize any gain or loss upon that expiration. If you have tax basis in the subscription rights and you allow the subscription rights to expire, the tax basis of our Common Stock owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such Common Stock immediately before the receipt of the subscription rights in the Rights Offering.

If, at the time of the receipt or exercise of a subscription right distributed to you in the Rights Offering, you no longer hold the share of our Common Stock with respect to which such subscription right is received, certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock and Warrants acquired through the exercise of the subscription right. If you exercise a subscription right distributed to you in the Rights Offering after disposing of the Common Stock with respect to which the subscription right is received, you should consult your tax advisor as to these uncertainties.

Consequences if the Rights Offering Is Considered Part of a Disproportionate Distribution

If the Rights Offering is part of a “disproportionate distribution” within the meaning of Section 305 of the Code, the distribution of subscription rights would be treated as a distribution with respect to your underlying Common Stock equal to the fair market value of the subscription rights you received and would be taxable to you as a dividend to the extent that such fair market value is allocable to our current or accumulated earnings and profits for the taxable year in which the subscription rights are distributed. We cannot determine, before the consummation of the Rights Offering, the extent to which we will have sufficient current and accumulated earnings and profits to cause any distribution to be treated as a dividend. Dividends received by corporate holders of our Common Stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Subject to the discussion of the tax on net investment income set forth below (please read “— Additional Tax on Net Investment Income”), dividends received by noncorporate holders of our Common Stock are generally taxed at preferential rates provided that the holder meets applicable holding period and certain other requirements. Any such distribution in excess of our current and accumulated earnings and profits would be treated first as a tax-free return of your basis in our Common Stock and thereafter as gain from the sale or exchange of your Common Stock. Regardless of whether the distribution of subscription rights is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our Common Stock, your tax basis in the subscription rights you receive will be their fair market value.

If the receipt of subscription rights is taxable to you as described in the previous paragraph and you allow subscription rights received in the Rights Offering to expire, you should recognize a capital loss equal to your tax basis in the expired subscription rights. Your ability to use any capital loss is subject to certain limitations. You should not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the subscription rights plus the subscription price for the Common Stock and Warrants should be allocated between the shares of Common Stock and Warrants acquired through exercise of the subscription rights. The holding period for the shares of Common Stock and Warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Ownership and Disposition of Warrants Acquired Through Exercise of the Subscription Rights

Sale or Other Disposition, Exercise or Expiration of Warrants Acquired Through Exercise of the Subscription Rights

Upon the sale or other disposition of a Warrant (other than by exercise), you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if your holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, you will not be required to recognize income, gain or loss upon exercise of a Warrant for its exercise price. Your tax basis in a share of our Common Stock received upon exercise of a Warrant will be equal to the sum of your tax basis in the Warrant exchanged therefor and the exercise price of such Warrant. Your holding period in the shares of our Common Stock received upon exercise will commence on the day after you exercise the Warrant. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our Common Stock received upon exercise of Warrants should commence on the day after the Warrants are exercised. In the latter case, the holding period of the shares of our Common Stock received upon exercise of Warrants would include the holding period of the exercised Warrants. However, our position is not binding on the IRS, and the IRS may treat a cashless exercise of a Warrant as a taxable exchange. You are urged to consult your tax advisor as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received.

If a Warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, your holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Distributions and Constructive Distributions on Warrants

In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock and you also receive a distribution in accordance with the terms of the Warrant, the tax treatment of such distribution will be treated in the same manner as a distribution received on Common Stock as described below. In addition, if exercise price or number of shares of Common Stock issuable upon exercise of a Warrant is adjusted in certain circumstances, such adjustments may result in a deemed distribution to you. You should consult your tax advisor regarding the proper treatment of any distributions or adjustments to the exercise price or number of shares of Common Stock issuable upon exercise of the Warrants.

Ownership and Disposition of Common Stock Acquired Through Exercise of the Subscription Rights and Warrants

Distributions on Common Stock Acquired Through Exercise of the Subscription Rights and Warrants

Cash distributions on Common Stock will be dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates as discussed below. To the extent that the amount of any distribution paid with respect to Common Stock exceeds our current or accumulated earnings and profits, the excess will be treated first as a nontaxable return of capital to the extent of your adjusted tax basis in the Common Stock and then as capital gain.

Distributions on Common Stock taxable as dividends received by corporate U.S. holders generally will be eligible for the dividends received deduction, subject to various conditions and limitations. Subject to certain exceptions for short-term and hedged positions and provided that certain holding period and other requirements are met, distributions constituting “qualified dividend income” received by non-corporate U.S. holders in respect of Common Stock generally are currently subject to a reduced maximum tax rate of 20% plus the additional tax on net investment income described below under “—Additional Tax on Net Investment Income,” if applicable.

You should consult your own tax advisor regarding the availability of the reduced dividend tax rate or the dividends received deduction in light of your particular circumstances.

Sale or Other Disposition

A sale, exchange, or other disposition of the Common Stock generally will result in gain or loss equal to the difference between the amount realized upon the disposition (not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described above to you if you have not previously included such dividends in income) and your adjusted tax basis in the Common Stock. The gain or loss will be long-term capital gain or loss if you held the Common Stock more than one year at the time of sale, exchange, or other disposition. Under current law, long-term capital gains of individuals, estates, and trusts generally are subject to a reduced maximum federal income tax rate of 20% plus the additional tax on net investment income described below under “— Additional Tax on Net Investment Income,” if applicable.

Sale or Other Disposition, Exercise or Expiration of Warrants Acquired Through Exercise of the Subscription Rights

Upon the sale or other disposition of a Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Warrant for its exercise price. A U.S. holder’s tax basis in a share of our common stock received upon exercise of the Warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the Warrants exchanged therefor and (2) the exercise price of such Warrants. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the Warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our common stock received upon exercise of Warrants should commence on the day after the Warrants are exercised. In the latter case, the holding period of the shares of our common stock received upon exercise of Warrants would include the holding period of the exercised Warrants. However, our position is not binding on the IRS, and the IRS may treat a cashless exercise of a Warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Additional Tax on Net Investment Income

Certain U.S. citizens and residents and certain estates and trusts are subject to a 3.8% tax on certain net investment income, including dividends and capital gain from the disposition of property, such as the subscription rights and the Common Stock and Warrants. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of Common Stock acquired through the exercise of subscription rights or through exercise of the Warrants. The current rate for backup withholding is 24% but is subject to change. Backup withholding may apply under certain circumstances if (1) you fail to furnish your social security or other taxpayer identification number (“TIN”), (2) you furnish an incorrect TIN, (3) you fail to report interest or dividends properly, (4) you fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person or (5) the IRS notifies us that you are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Certain persons are exempt from backup withholding, including corporations.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS, SHARES OF OUR COMMON STOCK AND WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND THE SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF THE WARRANTS.

DESCRIPTION OF SECURITIES

In this Rights Offering, we are accepting subscriptions for 8,571,428 Units, with each Unit consisting of one share of our Common Stock and one Warrant. Each Warrant will be exercisable for one share of our Common Stock. The shares of Common Stock and Warrants comprising the Units are immediately separable and will be issued separately, but will be purchased together in this Rights Offering. We are also registering the shares of Common Stock issuable upon exercise of the Warrants including the Dealer-Manager Warrant.

Common Stock

The material terms and provisions of our Common Stock are described herein under the caption “Description of Capital Stock.”

Warrants

The following summary of certain terms and provisions of Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. You should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Warrants Included in Units Issuable in the Rights Offering

Subject to a holder’s right to elect to receive a warrant in certificated form, all Warrants that are purchased in the Rights Offering as part of the Units will be initially issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the Closing. At Closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of Common Stock or eligible warrants, as applicable, in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Rights Offering.

The Warrants to be issued as a part of this Rights Offering will be separately transferable following their issuance. Each Warrant will entitle the holder to purchase one share of our Common Stock.

Duration and Exercise Price. The warrants have an exercise price of $1.75 per share and are exercisable upon issuance. The warrants will expire five years from the date of issuance.

Adjustment. For so long as the warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, recapitalization or reclassification or the acquisition of our outstanding Common Stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the warrant holder may at its option require the Company or any Successor Entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Redemption Right. We may redeem the Warrants for $0.01 per Warrant if the volume weighted average of our common stock closes for each of five consecutive trading days exceeds $4.375 per share, subject to certain conditions and limitations, provided that we may not do so prior to the date that is six months after the issuance date.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective for the issuance or resale of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates as determined in accordance with the warrant) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. A holder may also decrease the applicable percentage. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant but rather the number of shares to be issued shall be rounded up to the nearest whole number.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants covering 66% of the shares of Common Stock issuable upon exercise of the warrants, provided that the Company may not amend the exercise price, expiration date, or number of warrant shares into which the warrant is exercisable without the consent of the holder, or if the warrant is held in global form through DTC (or any successor depository), the beneficial owner of the warrant.

Failure to Timely Deliver Securities. Upon exercise of the warrant by the holder, if the Company or its transfer agent fails to deliver the securities to holder by the required share delivery date set forth in the warrant, then, generally, the holder may require the Company to pay to the holder an amount in cash to cover the loss the holder otherwise would incur as a result of short selling shares of Common Stock in anticipation of timely settling that sale with warrant shares. The Company may also be required to pay liquidated damages to the holder for each trading day after the required share delivery date until the securities are delivered.

DESCRIPTION OF CAPITAL STOCK

General

The descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect. Copies of these documents have been filed with the SEC and are incorporated by reference herein.

Our amended and restated certificate of incorporation provides for Common Stock and preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 110,000,000 shares, all with a par value of $0.001 per share, of which 100,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as preferred stock.

As of July 20, 2018, our Common Stock was held by approximately 655 stockholders of record. As of July 20, 2018, we had 1,862,875 shares of our Common Stock reserved for issuance under our 2018 Plan.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefor. In the event that we liquidate, dissolve or wind up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon the closing of this Rights Offering will be, fully paid and non-assessable.

Except as otherwise required by Delaware law, all stockholder action, other than the election of directors or certain amendments of our amended and restated certificate of incorporation, is taken by the vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a meeting in which a quorum, consisting of a majority of the outstanding shares of Common Stock is present in person or by proxy. The election of directors by our stockholders is determined by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, at a meeting held for such purposes at which a quorum, consisting of a majority of the outstanding shares of Common Stock, is present in person or by proxy. Certain amendments to our amended and restated certificate of incorporation require the approval of holders of at least sixty-six and two-third percent (66 2/3%) of the voting power of all then-outstanding shares of our Common Stock entitled to vote generally in the election of directors, voting together as a single class.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of our preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any shares of preferred stock.

Options to Purchase Common Stock

As of July 20, 2018, options to purchase 1,719,771 shares of our Common Stock issued pursuant to our 2015 Plan and 2018 Plan at a weighted-average exercise price of $1.57 per share were outstanding. As of July 20, 2018, we had 209,579 shares of Common Stock issuable upon the vesting of restricted stock units outstanding.

Outstanding Warrants

As of July 20, 2018, we had 6,090,035 shares of Common Stock issuable upon exercise of outstanding Common Stock warrants, at a weighted-average exercise price of $2.68 per share.

Common Stock Warrants Issued to Participants in November 2017 Offering

On November 21, 2017, in its public offering of common stock, the Company issued warrants to purchase a total of 4,657,500 shares of Common Stock to investors. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.2 to our Form 8-K filed on November 17, 2017.

Duration and Exercise Price. The warrants have an initial exercise price of $1.50 per share, which will adjust to $1.47 per share as of the Record Date, and is subject to further adjustment as described below. The warrants are exercisable immediately and will expire in November 2022 on the fifth anniversary of the original issuance date.

Adjustment. For so long as the warrants remain outstanding and notwithstanding any prior adjustments, the exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock, (c) upon the issuance or announcement of contemplated issuance (“Dilutive Issuance”) of shares of Common Stock, options or convertible securities for consideration per share less than the price equal to the exercise price of the warrants, except for certain Excluded Securities issued in connection with an Approved Equity Plan, (d) at the option of the warrant holder upon the Company’s entering into an agreement to issue securities that are issuable at a price which varies or may vary with the market price of the Company’s Common Stock (the “Variable Price”), and (e) in certain cases upon granting of stock appreciation rights, phantom stock rights or other rights with equity features, except for those granted pursuant to an Approved Equity Plan. For the adjustments summarized in (c) above, the exercise price of the warrants outstanding generally will adjust upon the record date of such issuance to the New Issuance Price (as defined in the warrant, and which will be based on the net price at which new securities in the Dilutive Issuance are issued, and in some cases such as where warrants are issued with a stock offering, the lower of such price or the lowest weighted average trading price of the common stock during the four trading days immediately following public announcement of the Dilutive Issuance). For the adjustments summarized in (d) above, the holder may, at its option, elect to adjust the exercise price of the warrants to the Variable Price of securities sold by the Company pursuant to the agreement. Any adjustment made upon announcement or pursuant to a Dilutive Issuance will not be readjusted in the event that such Dilutive Issuance does not occur. This Rights Offering is a Dilutive Issuance, which caused a downward adjustment to the initial exercise price.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding Common Stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the warrant holder may at its option require the Company or any Successor Entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Limitation on Variable Rate Transactions. The Company may not effect or enter into any agreement to sell securities in a Variable Rate Transaction.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders.

Failure to Timely Deliver Securities. Upon exercise of the warrant by the holder, if the Company or its transfer agent fails to deliver the securities to holder by the required share delivery date set forth in the warrant, or if the Company did not provide the required notice to holder that a registration statement covering the issuance of the warrant shares subject to the exercise notice is not available and the Company is unable to deliver the securities without any restrictive legend (each, an Exercise Failure), then, generally, the holder may rescind the exercise in whole or in part or may require the Company to pay to the holder an amount in cash to make the investor whole in connection with the Company’s failure to timely deliver securities.

Common Stock Warrant Issued to Underwriter of November 2017 Offering

In November 2017, the Company issued to Roth Capital Partners, LLC, as underwriter, a warrant to purchase 540,000 shares of Common Stock, which shares include a warrant (in the form of warrant issued to the public) to purchase an additional 405,000 shares of Common Stock in connection with our November 2017 offering. Terms used but not otherwise defined herein will have the meaning given them in the warrant.

Duration and Exercise Price. The warrants have an exercise price of $1.50 per share, are exercisable immediately and will expire in November 2022, on the fifth anniversary of the original issuance date. The terms of the warrant are limited by FINRA Rule 5110(f)(2)(G), which provide, among others, that the warrant may not be exercised more than five years from the date that the registration statement registering the warrant was declared effective by the SEC.

Adjustment. The exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon a stock dividend, stock split, reorganization, subdivision or combination of shares of Common Stock.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder after the expiration of the Lock-Up Period, which is 180 days after the registration statement registering the warrant became effective. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

Common Stock Warrant Issued in June 2018 Private Placement

On June 20, 2018, the Company issued warrants to purchase a total of 1,133,909 shares of Common Stock to an investor in a private placement. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.1 to our Form 8-K filed on June 20, 2018.

Duration and Exercise Price. The warrants have an exercise price of $1.82 per share and are exercisable after December 20, 2018. The warrants will expire in December 2023.

Adjustment. For so long as the warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding Common Stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the warrant holder may at its option require the Company or any Successor Entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. After the Initial Exercisability Date, the warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders.

Failure to Timely Deliver Securities. Upon exercise of the warrant by the holder, if the Company or its transfer agent fails to deliver the securities to holder by the required share delivery date set forth in the warrant, then, generally, the holder may require the Company to pay to the holder an amount in cash to make the investor whole in connection with the Company’s failure to timely deliver securities.

Warrants that Expire on or Before the Second Anniversary of the Closing of the Initial Public Offering

Prior to our initial public offering, we issued warrants to purchase 488,119 shares of Common Stock having a weighted average exercise price of $10.74 per share and are exercisable. Terms used but not otherwise defined herein will have the meaning given them in the warrants.

Duration and Exercise Price. Warrants to purchase 40,000 shares of Common Stock expire on December 13, 2018. Warrants to purchase 210,526 shares of Common Stock expire on the earlier of November 15, 2018 and the closing of a liquidation, dissolution or winding up of the Company. Warrants to purchase 137,592 shares of Common Stock expire on the earlier of December 13, 2018 and the closing of a liquidation, dissolution or winding up of the Company. For purposes of the warrants, the following are deemed to be a liquidation, dissolution or winding up of the Company: (i) a sale, exclusive lease, exclusive license or other disposition of all or substantially all of the assets of the Company; or (ii) any reorganization, consolidation, merger, stock sale, or similar transaction in which the Company is a constituent corporation or is a party if, as a result of such transaction, the voting securities of the Company that are outstanding immediately prior to such transaction do not represent, or are not converted into, securities of the resulting or surviving corporation that together represent a majority of the voting power of the surviving or resulting corporation in such a transaction (a “Change of Control Transaction”).

Adjustment. The exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment upon a stock dividend, stock split, reorganization, subdivision, combination, reclassification or reorganization of shares of Common Stock.

Notice. The warrant holder is entitled to notice of certain transactions, including when: (i) the Company takes a record of holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or other securities, (ii) the Company makes any changes to its certificate of incorporation, (iii) the Company undertakes any capital reorganization of the Company, reclassification of the Company stock, any Change of Control Transaction, or a transfer of all or substantially all of the assets of the Company, (iv) the Company undergoes a voluntary or involuntary dissolution, liquidation or winding up of the Company.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. At the election of the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant. The warrant will be deemed to be exercised automatically in full pursuant to net issue exercise immediately prior to the time it would otherwise expire or terminate pursuant to its terms.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

Warrants that Expire on or Before the Third Anniversary of the Closing of the Initial Public Offering

Prior to our initial public offering, we issued warrants to purchase 138,666 shares of Common Stock having a weighted-average exercise price of $7.50 per share and are exercisable. Terms used but not otherwise defined herein will have the meaning given them in the warrants.

Duration and Exercise Price. The warrants expire on the earlier of November 15, 2019 and the closing of a liquidation, dissolution or winding up of the Company. For purposes of the warrants, the following are deemed to be a liquidation, dissolution or winding up of the Company: (i) a sale, exclusive lease, exclusive license or other disposition of all or substantially all of the assets of the Company; or (ii) any reorganization, consolidation, merger, stock sale, or similar transaction in which the Company is a constituent corporation or is a party if, as a result of such transaction, the voting securities of the Company that are outstanding immediately prior to such transaction do not represent, or are not converted into, securities of the resulting or surviving corporation that together represent a majority of the voting power of the surviving or resulting corporation in such a transaction (a “Change of Control Transaction”).

Adjustment. The exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment upon a stock dividend, stock split, reorganization, subdivision, combination, reclassification or reorganization of shares of Common Stock.

Notice. The warrant holder is entitled to notice of certain transactions, including when: (i) the Company takes a record of holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or other securities, (ii) the Company makes any changes to its certificate of incorporation, (iii) the Company undertakes any capital reorganization of the Company, reclassification of the Company stock, any Change of Control Transaction, or a transfer of all or substantially all of the assets of the Company, (iv) the Company undergoes a voluntary or involuntary dissolution, liquidation or winding up of the Company.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. At the election of the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant. The warrant will be deemed to be exercised automatically in full pursuant to net issue exercise immediately prior to the time it would otherwise expire or terminate pursuant to its terms.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

Other Warrants

Prior to our initial public offering and in connection with entering into a license agreement, we issued warrants to purchase 15,000 shares of Common Stock to the University of Arizona. Terms used but not otherwise defined herein will have the meaning given them in the warrant.

Duration and Exercise Price. The warrants expire in June 2020 and have an exercise price of $7.50 per share.

Adjustment. The exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment upon a stock dividend, stock split, reorganization, subdivision, combination, reclassification or reorganization of shares of Common Stock.

Terminating Change. In the event of a Terminating Change, defined to include any consolidation, merger, sale of all or substantially all of the assets of the Company, or capital reorganization or certain reclassifications of the Company’s stock, the Company will pay to the holder the fair market value of the warrant shares immediately prior to the Terminating Change.

Notice. The warrant holder is entitled to notice of certain transactions, including when: (i) the Company takes a record of holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or other securities, (ii) the Company offers to sell certain Company securities, (iii) the Company’s Common Stock is reorganized or reclassified, (iv) any consolidation or merger of the Company or any conveyance of all or substantially all of the assets of the Company, (v) the Company undergoes a voluntary or involuntary dissolution, liquidation or winding up of the Company.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. At the election of the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

IPO Underwriter Warrant

In connection with our initial public offering in December 2016, we issued warrants to purchase 187,500 shares of our Common Stock to Roth Capital Partners LLC.

Duration and Exercise Price. The warrants have an exercise price of $9.60 per share. The warrant was fully vested and exercisable on the date of grant and will expire in December 2021, on the fifth anniversary of the original issuance date.

Adjustment. The exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Company’s board of directors deems appropriate, or (b) upon a stock dividend, stock split, reorganization, subdivision or combination of shares of Common Stock.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. The Company may not enter into a Fundamental Transaction unless the successor entity assumes all obligations of the Company under the warrant pursuant to an agreement in form and substance reasonably satisfactory to the holder.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the “Purchase Right”), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

For additional information about outstanding warrants, please read “Item 1. Financial Statements — Notes to Condensed Financial Statements — Note 11. Common Stock Warrants and Common Stock Warrant Liability” in our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018, as amended by Form 10-Q/A filed with the SEC on May 22, 2018.

Registration Rights

On June 20, 2018, we entered into a Letter Agreement (the “Letter Agreement”) with a certain holder of the Company’s outstanding warrants to purchase shares of Common Stock, originally issued on November 21, 2017 (the “November 2017 Warrants”). Pursuant to the Letter Agreement, such holder exercised November 2017 Warrants representing 1,133,909 million shares of Common Stock for cash at the $1.50 exercise price for gross proceeds to the Company of $1.7 million. The Company issued such holder a new warrant (the “New Warrant”) to purchase 1,133,909 shares of Common Stock. See “Description of Capital Stock — Outstanding Warrants — Common Stock Warrants Issued in June 2018 Private Placement.” Pursuant to the Letter Agreement, the Company agreed to file a registration statement providing for the resale of the shares of common stock underlying the New Warrants and use best efforts to cause such registration statement to become effective within 90 days following the date of issuance of the New Warrant and to keep such registration statement effective until the holder no longer owns any New Warrants.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of Common Stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our amended and restated certificate of incorporation.

Our board of directors is divided into three classes with staggered three-year terms. These provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	Any merger or consolidation involving the corporation and the interested stockholder;

●	Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee to the Company or the Company’s stockholders; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action or proceeding asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Listing of our Common Stock

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SNES.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transfer Online, Inc. The transfer agent and registrar’s address is 512 SE Salmon Street, Portland, Oregon 97214.

PLAN OF DISTRIBUTION

We will distribute rights certificates and copies of this prospectus to those persons who were holders of our Common Stock or who were holders of certain outstanding warrants that have a contractual right to participate in the Rights offering, in each case on July 24, 2018, the Record Date for the Rights Offering, promptly following the effective date of the registration statement of which this prospectus forms a part. We are offering the rights and the shares of Common Stock and Warrants underlying the Units directly to you. Those directors and officers of the Company who may assist in the Rights Offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Therefore, while certain of our director, officers or employees may solicit responses from you, they will not receive any commissions or compensation for those services. Broadridge Corporate Issuer Solutions, Inc. is acting as our Subscription Agent to effect the exercise of the rights. Transfer Online, Inc. is our transfer agent and will be the warrant agent for the Warrants included as part of the Units.

Delivery of Subscription Documents

If your shares or eligible warrants are held in the name of a broker, dealer, custodian bank or other nominee as record holder, then you should send your subscription documents and subscription payment to that nominee. If you are the record holder, then you should send your subscription documents, rights certificate, notice of guaranteed delivery and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to the Company.

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll-free)	(855) 793-5068 (toll-free)

Please read “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions regarding the Rights Offering, or you have any questions regarding completing a rights certificate or submitting payment in the Rights Offering, please contact the Subscription Agent, Broadridge Corporate Issuer Solutions, Inc., by telephone at (855) 793-5068.

Delivery of Common Stock and Warrants

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Common Stock and Warrants purchased pursuant to the Rights Offering. All shares and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares of Common Stock or Warrants. If you hold your shares of Common Stock or eligible warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Dealer-Manager

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Maxim Group LLC is the dealer-manager for this Rights Offering. In such capacity, such dealer-manager will provide marketing assistance and financial advice (including determining the subscription price and the structure of the Rights Offering) to us in connection with this offering and will solicit the exercise of basic subscription right and participation in the over-subscription right. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer-manager is not underwriting or placing any of the basic subscription right and does not make any recommendation with respect to such basic subscription right (including with respect to the exercise or expiration of such basic subscription right).

In connection with this Rights Offering, we have agreed to pay fees to Maxim Group LLC as dealer-manager a cash fee equal to 7.0% of the gross proceeds received by us directly from exercises of the subscription rights. We agreed to reimburse the dealer-manager up to a total of $75,000 for out-of-pocket expenses incurred by the dealer-manager in connection with the Rights Offering. We advanced $25,000 of this $75,000 to Maxim Group LLC upon its engagement as dealer-manager. The $25,000 advancement will be used by Maxim Group LLC to cover its expenses or returned to us to the extent not offset by actual costs.

Subject to completion of this Rights Offering, we have agreed to grant Maxim Group LLC a warrant, or the Dealer-Manager Warrant, to purchase a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock issued upon exercise of the subscription rights. The Dealer-Manager Warrant will not be exercisable for six (6) months from the effective date of the registration statement and will expire five (5) years after such effective date. The Dealer-Manager Warrant will be exercisable at a price per share equal to 150% of the subscription price of Common Stock. The Dealer-Manager Warrant will not be redeemable. The Dealer-Manager Warrant will not be sold, transferred, assigned or hypothecated for a period of six (6) months from the closing date of the Rights Offering, except that it may be assigned, in whole or in part, to any successor, officer, or partner of the dealer-manager (or to officers or partners of any such successor).

Upon the closing of this Rights Offering, for a period of twelve (12) months from the earlier of the effective date of the registration statement or commencement of solicitation effort, Maxim Group LLC is entitled to a right of first refusal to act as lead left book runner and lead left manager and/or lead left placement agent, with at least 75% of the economics for a two handed deal and 50% for the economics for a three handed deal, for any and all public and private equity, convertible or debt offerings of the Company’s securities if the gross proceeds from such offering are greater than $10 million. In addition, for a period of six (6) months from the earlier of the effective date of the registration statement or commencement of solicitation effort of this Rights Offering, Maxim Group LLC is entitled to the right of participation to act as a book runner and lead manager and/or lead placement agent, with at least 50% of the economics, for any and all public and private equity, convertible or debt offerings of the Company’s securities if the gross proceeds of the offering are less than $10 million.

We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act. The dealer-manager’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Maxim Group LLC is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. The principal business address of Maxim Group LLC is 405 Lexington Avenue, New York, New York 10174.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. The dealer-manager is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements at December 31, 2017 and 2016, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 30, 2018, as amended by our Annual Report on Form 10-K/A filed with the SEC on May 22, 2018;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 15, 2018, as amended by our Quarterly Report on Form 10-Q/A, filed with the SEC on May 22, 2018;

●	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2018, that are incorporated by reference into our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2017;

●	Our Current Reports on Form 8-K filed with the SEC on June 15, 2018 and June 20, 2018; and

●	The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on November 7, 2016, including any amendments or reports filed for the purpose of updating such description.

You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004 Attn: Secretary (928) 779-4143

We also maintain a website at www.SenesTech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

SenesTech, Inc.

Non-transferable Subscription Rights to Purchase Units
Consisting of an Aggregate of Up to 8,571,428 Shares of Common Stock
and Warrants to Purchase Up to 8,571,428 Shares of Common Stock
at a Subscription Price of $1.75 Per Unit

PROSPECTUS

Dealer-Manager

Maxim Group LLC

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the anticipated costs and expenses payable by SenesTech, Inc. (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$3,875.06
Legal fees and expenses	150,000
Accounting fees and expenses	5,000
Subscription, Transfer and Warrant Agent fees	30,000
Printing and miscellaneous expenses	36,124.94
Total	$225,000

Item 14. Indemnification of Directors and Officers.

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	Breach of director’s duty of loyalty to the corporation or its stockholders.

●	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●	Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

●	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

●	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

●	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed under the headings “Part I. — Item 3. Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2017 and “Part II. Other Information — Item 1. Legal Proceedings” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, with limits of $20.0 million in the aggregate, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all securities sold or granted by the Registrant within the past three years that were not registered under the Securities Act, and the consideration, if any, received by the Registrant for such securities. The securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) or Rule 506(b) of Regulation D promulgated under the Securities Act, which exempt transactions by an issuer not involving any public offering. The purchasers were “accredited investors” as such term is defined in Regulation D. The securities are non-transferable in the absence of an effective registration statement under the Act or an available exemption therefrom, and all certificates and instruments issued are imprinted with a restrictive legend to that effect.

(a)	Stock Option Grants

Between June 12, 2015 and September 30, 2016, the Registrant granted options to purchase an aggregate of 93,334 shares of Common Stock under its 2008 – 2009 Non-Qualified Stock Option Plan, or 2008 Plan, to its directors, officers, employees, consultants, and other service providers with per share exercise prices of $0.005. In this same period, the Registrant granted options to purchase an aggregate of 2,112,367 shares of Common Stock under its 2015 Equity Incentive Plan, or 2015 Plan, to its directors, officers, employees, consultants, and other service providers with per share exercise prices of $0.50 and $7.50. Also in this same period, the Registrant issued an aggregate of 93,334 and 766,000 shares of Common Stock upon exercise of stock options previously issued under the 2008 Plan and 2015 Plan, respectively, to its directors, officers, employees, consultants, and other service providers for cash consideration in the aggregate amount of $467 and $521,000, respectively. The stock options and the Common Stock issuable upon the exercise of such options as described in this section (a) of Item 15 were issued pursuant to written compensatory plans or arrangements with the Registrant’s employees and directors in reliance on the exemption provided by Rule 701 promulgated under the Securities Act. All recipients either received adequate information about the Registrant or had access, through employment or other relationships, to such information.

(b)	Warrants to Purchase Common Stock

On June 20, 2018, the Registrant entered into a letter agreement with a certain holder of the Company’s outstanding warrants to purchase Common Stock, originally issued in November 2017. Pursuant to the letter agreement, the warrant holder agreed to exercise its warrants representing 1,133,909 million shares of Common Stock at an exercise price of $1.50 for gross proceeds to the Registrant of $1.7 million. In connection with the letter agreement, the Registrant issued a new warrant to the holder to purchase an aggregate of 1,133,909 shares of Common Stock at a per share exercise price of $1.82. The securities issued in this transaction were exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act. See “Description of Capital Stock — Outstanding Warrants — Common Stock Warrants Issued in June 2018 Private Placement.”

Between June 12, 2015 and November 18, 2016, in connection with equity financings and debt conversions, the Registrant issued warrants to accredited investors to purchase an aggregate of 335,593 shares of Common Stock. The Common Stock warrants have per share exercise prices of $7.50. The securities issued in these transactions were exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) under the Securities Act as transactions by an issuer not involving any public offering.

(c)	Sales of Common Stock

Between June 12, 2015 and September 30, 2016, the Registrant issued an aggregate of 2,186,712 shares of Registrant’s Common Stock to accredited or otherwise sophisticated investors at per share prices ranging from $2.50 to $15.00, respectively, for aggregate consideration of $5.8 million in cash. The securities issued in these transactions were exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) under the Securities Act as transactions by an issuer not involving any public offering.

(d)	Sales of Preferred Stock

In November 2015, the Registrant issued an aggregate of 400,000 shares of Registrant’s Series A convertible preferred stock upon the cancellation and extinguishment of the outstanding principal and unpaid accrued interest on a promissory note. The securities issued in this transaction were exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) under the Securities Act as transactions by an issuer not involving any public offering.

Between December 2015 and April 2016, the Registrant issued an aggregate of 135,666 shares of Registrant’s Series B convertible preferred stock to accredited investors at a per share price of $7.75 for aggregate consideration of $1.1 million in cash. Also in December 2015 the Registrant issued an aggregate of 379,512 shares of Series B convertible preferred stock to existing investors upon the exchange of outstanding principal and unpaid accrued interest on promissory notes totaling $2.9 million. The securities issued in these transactions were exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) under the Securities Act as transactions by an issuer not involving any public offering.

(e)	Sales of Convertible and other Promissory Notes

Between June 12, 2015 and December 31, 2015, the Registrant issued convertible and other promissory notes with an aggregate principal amount of $1.5 million to accredited investors for aggregate consideration of $1.5 million in cash. The securities issued in these transactions were exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) under the Securities Act as transactions by an issuer not involving any public offering.

None of the foregoing transactions involved any underwriter, underwriting discounts or commissions, general solicitation or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act as stated above.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Dealer-Manager Agreement
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on October 20, 2016 (File no. 333-213736))
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S- 1, filed with the SEC on September 21, 2016 (File no. 333-213736))
4.1	Form of the Registrant’s common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on October 7, 2016 (File no. 333-213736))
4.2	Form of Subscription and Information Agent Agreement by and between SenesTech, Inc. and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))
4.3	Form of Non-Transferable Rights Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))
4.4*	Form of Warrant Agency Agreement
4.5*	Form of Warrant
5.1*	Legal Opinion of Perkins Coie LLP
8.1*	Legal Opinion of Perkins Coie LLP relating to U.S. Tax Matters
10.1+	SenesTech, Inc. 2008 – 2009 Non-Qualified Stock Option Plan and form of agreement thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333- 213736))
10.2+	SenesTech, Inc. 2015 Equity Incentive Plan and forms of agreement thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.3+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2016 (File no. 001-37941)
10.4+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.5+	Employment Letter Agreement by and between the Registrant and Loretta P. Mayer, Ph.D. dated June 30, 2016 (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.6+	Employment Letter Agreement by and between the Registrant and Cheryl A. Dyer, Ph.D. dated June 30, 2016 (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.7+	Employment Offer Letter by and between the Registrant and Thomas Chesterman dated November 20, 2015 (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.8	Agency Agreement by and between the Registrant, Inmet S.A. and Bioceres, Inc., dated January 21, 2016 (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.9	Services Agreement by and between the Registrant, Inmet S.A. and Bioceres, Inc., dated January 21, 2016 (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.10	Settlement Agreement and Release, dated January 23, 2017 by and between Neogen Corporation and the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 23, 2017 (File No. 001-37941))

10.11	Lease by and between the Registrant and Caden Court, LLC, dated as of December 20, 2011 and amendments thereto dated December 6, 2013 and February 27, 2014 (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 21, 2016 (File no. 333-213736))
10.12+	SenesTech, Inc. 2018 Equity Incentive Plan and forms of agreement thereunder (incorporated by reference to Annex A to the Registrant’s definitive proxy statement on Schedule 14A with respect to the 2018 annual meeting of stockholders filed with the SEC on April 30, 2018 (File no. 001-37941))
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2*	Consent of Perkins Coie LLP (contained in Exhibit 5.1)
23.3*	Consent of Perkins Coie LLP (contained in Exhibit 8.1)
24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 19, 2018 (File no. 333-225713)
99.1	Form of Instructions as to Use of Subscription Right Certificate (incorporated by reference to Exhibit 99.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))
99.2	Form of Letter to Stockholders Who are Record Holders (incorporated by reference to Exhibit 99.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))
99.3	Form of Letter to Brokers, Dealers, Banks and Other Nominees (incorporated by reference to Exhibit 99.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))
99.4	Form of Broker Letter to Clients Who are Beneficial Holders (incorporated by reference to Exhibit 99.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))
99.5	Form of Beneficial Owner Election Form (incorporated by reference to Exhibit 99.5 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))
99.6	Form of Nominee Holder Certification (incorporated by reference to Exhibit 99.6 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))
99.7	Form of Notice of Guaranteed Delivery (incorporated by reference to Exhibit 99.7 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on July 16, 2018 (File No. 333-225713))

*	Filed herewith.
+	Indicates a management contract or compensatory plan.

(b)	Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto, which are incorporated by reference herein.

Item 17. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)          For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(g)          For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flagstaff, State of Arizona, on the 20th day of July, 2018.

SENESTECH, INC.

/s/ Loretta P. Mayer
By:	Loretta P. Mayer, Ph.D.
Chair of the Board, Chief Executive Officer and Chief Scientific Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Loretta P. Mayer	Chair of the Board, Chief Executive Officer and Chief Scientific Officer	July 20, 2018
Loretta P. Mayer, Ph.D.	(Principal Executive Officer)

/s/ Thomas C. Chesterman	Chief Financial Officer and Treasurer	July 20, 2018
Thomas C. Chesterman	(Principal Financial and Accounting Officer)

/s/ Jamie Bechtel*		July 20, 2018
Jamie Bechtel	Director

/s/ Delphine François Chiavarini*		July 20, 2018
Delphine François Chiavarini	Director

/s/ Marc Dumont*		July 20, 2018
Marc Dumont	Director

/s/ Matthew K. Szot*		July 20, 2018
Matthew K. Szot	Director

/s/ Grover Wickersham*		July 20, 2018
Grover Wickersham	Director

/s/ Julia Williams*		July 20, 2018
Julia Williams, M.D.	Director

/s/ Loretta P. Mayer	Attorney in fact	July 20, 2018
*By: Loretta P. Mayer